Use these links to rapidly review the document
TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
LIBERTY GLOBAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 30, 2007

Dear Stockholder:

        The 2007 Annual Meeting of Stockholders of Liberty Global, Inc. will be held at 10:00 a.m., local time, on June 19, 2007, at the Marriott Denver South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, telephone number (303) 925-0004. At the annual meeting, you will be asked to consider and vote upon:

  •
  The "election of directors proposal", a proposal to elect John W. Dick, J.C. Sparkman and J. David Wargo to serve as Class II members of our board of directors until the 2010 annual meeting of stockholders and until their successors are elected;

  •
  The "auditors ratification proposal", a proposal to ratify the selection of KPMG LLP as our independent auditors for the year ending December 31, 2007; and

  •
  Such other proposals, if any, as may properly come before the annual meeting.

        This document describes the annual meeting, the election of directors proposal, the auditors ratification proposal and related matters. Our board of directors has considered and approved both the election of directors proposal and the auditors ratification proposal described above and recommends that you vote "FOR" each of them.

        Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please vote as soon as possible to make sure that your shares are represented.

        Thank you for your continued support and interest in our company.

Sincerely,

Michael T. Fries
 Chief Executive Officer and President
Liberty Global, Inc.

LIBERTY GLOBAL, INC.

Notice of Annual Meeting of Stockholders
to be Held June 19, 2007

        NOTICE IS HEREBY GIVEN OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS OF LIBERTY GLOBAL, INC., A DELAWARE CORPORATION (LGI), TO BE HELD AT 10:00 A.M., LOCAL TIME, ON JUNE 19, 2007, AT THE MARRIOTT DENVER SOUTH AT PARK MEADOWS, 10345 PARK MEADOWS DRIVE, LITTLETON, COLORADO 80124, TELEPHONE NUMBER (303) 925-0004, FOR THE FOLLOWING PURPOSES:

  1.
  To consider and vote upon a proposal (which we refer to as the election of directors proposal) to elect John W. Dick, J.C. Sparkman and J. David Wargo to serve as Class II members of our board of directors until the 2010 annual meeting of stockholders and until their successors are elected;

  2.
  To consider and vote upon a proposal (which we refer to as the auditors ratification proposal) to ratify the selection of KPMG LLP as our independent auditors for the year ending December 31, 2007; and

  3.
  To transact such other business as may properly be presented at the annual meeting.

        All stockholders of LGI are cordially invited to attend. All stockholders of record of Liberty Global, Inc. Series A common stock, par value $.01 per share, Liberty Global, Inc. Series B common stock, par value $.01 per share, and Liberty Global, Inc. Series C common stock, par value $.01 per share, as of 5:00 p.m., Eastern time, on April 26, 2007, the record date for the annual meeting, are entitled to notice of the annual meeting or any adjournment thereof, but only stockholders of record of Series A common stock and Series B common stock as of the record date are entitled to vote at the annual meeting or any adjournment thereof. A plurality of the affirmative votes of the shares of our Series A common stock and Series B common stock outstanding on the record date that are present at the annual meeting, in person or by proxy, and entitled to vote, voting together as a single class, is required to elect Messrs. Dick, Sparkman and Wargo as Class II members of our board of directors pursuant to the election of directors proposal. The affirmative vote of the holders of at least a majority of the combined voting power of the shares of our Series A common stock and Series B common stock outstanding on the record date that are present at the annual meeting, in person or by proxy, and entitled to vote, voting together as a single class, is required to approve the auditors ratification proposal. A list of stockholders entitled to vote at the annual meeting will be available at our offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, for review by any LGI stockholder, for any purpose germane to the annual meeting, for at least 10 days prior to the annual meeting.

        We describe the proposals to be considered at the annual meeting in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.

        The Board of Directors has approved each of the proposals and recommends that the stockholders entitled to vote at the annual meeting vote "FOR" the proposals presented in the enclosed proxy statement.

        Your vote is important, regardless of the number of shares you own. To make sure your shares are represented at the annual meeting, please vote as soon as possible, whether or not you plan to attend the annual meeting. You may vote by proxy in any one of the following ways:

  •
  Use the toll-free telephone number shown on the proxy card;

  •
  Use the Internet website shown on the proxy card; or

  •
  Complete, sign, date and promptly return the enclosed proxy card in the enclosed, postage-paid envelope. It requires no postage if mailed in the United States.

        If you vote via the Internet or by telephone, your vote must be received by 5:00 p.m., Eastern time, on June 18, 2007. You may revoke your proxy in the manner described in the accompanying proxy statement. If you attend the annual meeting, you may vote your shares in person even if you have previously submitted a proxy.

By Order of the Board of Directors,

Elizabeth M. Markowski Secretary
Englewood, Colorado April 30, 2007

        PLEASE COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY OR VOTE BY TELEPHONE OR OVER THE INTERNET, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

TABLE OF CONTENTS

PROXY STATEMENT
Time and Place; Purposes
Voting Rights; Record Date
Proxies
Recommendation of the Board of Directors
Annual Report
Householding
Electronic Delivery
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Historical Share Information
Security Ownership of Certain Beneficial Owners
Security Ownership of Management
Change in Control
Section 16(a) Beneficial Ownership Reporting Compliance
PROPOSAL 1 — ELECTION OF DIRECTORS
Board of Directors
Nominees for Election as Directors
Directors Whose Term Expires in 2008
Directors Whose Term Expires in 2009
Vote and Recommendation
CORPORATE GOVERNANCE
Governance Guidelines
Director Independence
Code of Business Conduct and Code of Ethics
Stockholder Communication with Directors
Committees of the Board of Directors
Audit Committee Report
Board Meetings
Director Attendance at Annual Meetings
Executive Sessions
PROPOSAL 2 — RATIFICATION OF AUDITORS
Audit Fees and All Other Fees
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
Vote and Recommendation
MANAGEMENT OF LIBERTY GLOBAL, INC.
Executive Officers
Involvement in Certain Proceedings
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Committee Report
Summary Compensation
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Employment and Other Agreements

i

Aircraft Policy
Potential Payments upon Termination or Change in Control
DIRECTOR COMPENSATION
Compensation Policy
2006 Director Compensation
INCENTIVE PLANS
LGI Incentive Plan
The LMI Transitional Plan
UGC Equity Incentive Plans and UGC Director Plans
CERTAIN TRANSACTIONS
Agreement with Mark L. Schneider
Mark L. Schneider Transactions
Gene W. Schneider Transaction
Gene W. Schneider Employment Agreement
UGC Merger Transaction Loans
STOCKHOLDER PROPOSALS

ii

LIBERTY GLOBAL, INC.
12300 LIBERTY BOULEVARD
ENGLEWOOD, COLORADO 80112

PROXY STATEMENT

        We are furnishing this proxy statement to holders of record as of 5:00 p.m., Eastern time, on April 26, 2007, of shares of Series A common stock and Series B common stock, each $.01 par value per share, of Liberty Global, Inc., a Delaware corporation (LGI), in connection with the solicitation of proxies by our board of directors for use at our 2007 annual meeting of stockholders or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement is also being furnished to holders of shares of our Series C common stock, par value $.01 per share, for informational purposes only.

Time and Place; Purposes

        The annual meeting will be held at 10:00 a.m., local time, on June 19, 2007, at the Marriott Denver South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, telephone number (303) 925-0004. At the annual meeting, holders of our Series A shares and Series B shares will be asked to consider and vote upon the following proposals: (a) the election of three directors to serve as Class II members of our board of directors until the 2010 annual meeting of stockholders and, in each case, until their successors are elected (the election of directors proposal); (b) the ratification of the selection of KPMG LLP to serve as our independent auditors for the fiscal year ending December 31, 2007 (the auditors ratification proposal); and (c) any other business that may properly come before the annual meeting. At the present time, we know of no other matters that will be presented at the annual meeting.

        The annual meeting may be adjourned to another date, time or place for proper purposes, including for the purpose of soliciting additional proxies.

        This proxy statement and the accompanying Notice and proxy card are first being mailed to our stockholders on or about May 3, 2007.

Voting Rights; Record Date

        Our Board has fixed 5:00 p.m., Eastern time, on April 26, 2007, as the record date for the determination of holders of our Series A shares, Series B shares and Series C shares entitled to receive notice of our annual meeting or any adjournment thereof. Only holders of record of our Series A shares and our Series B shares as of the record date are entitled to vote at our annual meeting. As of the record date, we had outstanding and entitled to vote at the meeting 184,547,653 Series A shares and 7,282,683 Series B shares. Our Series A shares and Series B shares are our only voting stock and vote together as a single class on all matters, except where otherwise required by the Delaware General Corporation Law or our Restated Certificate of Incorporation. Each Series A share has one vote and each Series B share has ten votes on each matter on which holders of shares of such series are entitled to vote at the meeting. We also had outstanding as of the record date 192,105,265 Series C shares, which are non-voting, except where otherwise required by the Delaware General Corporation Law or our Restated Certificate of Incorporation.

        As of the record date for the annual meeting, we had 2,666 record holders of Series A shares and 133 record holders of Series B shares. Such amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder.

        The presence, in person or by proxy, of the holders of a majority of the combined voting power of our outstanding Series A shares and Series B shares entitled to vote is necessary to constitute a quorum at the annual meeting. The directors are elected by a plurality of the affirmative votes of our Series A shares and Series B shares, voting together as a single class, that are entitled to vote and are voted in person, or by proxy, at the annual meeting. By way of illustration, if there are three vacancies then the three director nominees receiving the most votes will fill the vacancies. The affirmative vote of the holders of a majority of the combined voting power of our Series A shares and Series B shares voting together as a single class that are entitled to vote at the annual meeting and that are present in person, or by proxy, at the annual meeting, is required to approve the auditors ratification proposal.

        With respect to the election of directors proposal, our stockholders may vote in favor of the nominees, may withhold their vote for the nominees, or may withhold their vote as to specific nominees. With respect to the auditors ratification proposal, our stockholders may vote in favor of or against such proposal or may abstain from voting with respect to such proposal.

Proxies

  Voting of Proxies

        All Series A shares and Series B shares represented by properly executed proxies received prior to or at the annual meeting, and all shares properly voted via the Internet or by telephone at or prior to 5:00 p.m., Eastern time, on June 18, 2007, and, in each case, not revoked, will be voted in accordance with the instructions so provided. If no specific instructions are given with respect to the matters to be acted upon at the annual meeting, Series A shares and Series B shares represented by a properly executed proxy will be voted "FOR" each of the nominees named in the election of directors proposal and "FOR" the auditors ratification proposal. The election of directors proposal and the auditors ratification proposal are the only matters scheduled to be acted upon at the annual meeting. As to any other matter, which may properly come before the annual meeting, the persons named in the accompanying proxy card will vote thereon in accordance with their best judgment. In the event there is a proposal to adjourn or postpone the annual meeting, the persons named in the accompanying proxy card will have discretion to vote on such proposal, unless the proposal is to adjourn or postpone the annual meeting for the purpose of soliciting additional proxies.

        A properly submitted proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the meeting, will not be voted and, with respect to the auditors ratification proposal or any other proposal not involving the election of directors, will have the same effect as a vote cast against the proposal to which such instruction applies.

        Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees that are represented at the meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will also be counted for purposes of determining whether there is a quorum at the meeting but will be deemed shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of shares represented and entitled to vote on a particular proposal.

        If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your Series A shares and Series B shares or when granting or revoking a proxy.

        If you hold shares through your account in our 401(k) Savings and Stock Ownership Plan (401(k) Plan), the trustee is required to vote your shares as you specify or, if you do not specify how to vote your shares, the trustee is required to vote your shares in the same proportion on each matter as it votes all shares in our 401(k) Plan as to which voting instructions were properly provided. To allow sufficient time for the trustee to vote your shares, your proxy card must be received by 5:00 p.m., Eastern time, on June 14, 2007. If you hold shares through your account in the Liberty Global 401(k) Savings Plan — Puerto Rico, which plan is for employees of our indirect subsidiary Liberty Cablevision of Puerto Rico Ltd, your shares will be voted as you specify. To vote such shares, please follow the instructions provided by the trustee for such plan.

  Revoking a Proxy

        You may revoke your proxy at any time prior to its use by delivering to our transfer agent a signed notice of revocation or a later dated signed proxy or by attending the meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received by our transfer agent, Computershare, P.O. Box 43101, Providence, Rhode Island 02940-0567, Attention: Proxy Department, at or before the start of the annual meeting. Any revocation of votes submitted by telephone or via the Internet may be submitted, by the same method as the corresponding votes, not later than 5:00 p.m., Eastern time, on June 18, 2007. If your shares are held in the name of a bank, broker or other nominee, you should contact such nominee to change your vote.

  Solicitation of Proxies

        The cost, if any, of solicitation of proxies will be paid by us. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone or by personal interviews. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses in connection therewith.

Recommendation of the Board of Directors

        Our board of directors has approved the election of directors proposal and the auditors ratification proposal and recommends that you vote "FOR" each of the proposals.

Annual Report

        A copy of our annual report for the year ended December 31, 2006, which report includes our consolidated financial statements for the fiscal year ended December 31, 2006, is being mailed with this Proxy Statement to all holders of our Series A shares and Series B shares entitled to vote at the meeting and to all holders of our Series C shares as of the record date for informational purposes. Such report does not form any part of the material for solicitation of proxies.

Householding

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy each of the proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you call or write us at 12300 Liberty Boulevard, Englewood, Colorado 80112, phone (303) 220-6600, Attention: Investor Relations Department. If you prefer to receive separate copies of our proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above address or phone number.

Electronic Delivery

        Stockholders can access the notice of annual meeting and proxy statement and annual report via our website at www.lgi.com. For future stockholder meetings, registered stockholders may receive future annual reports and proxy materials electronically. To sign up for electronic delivery, go to www.computershare.com/us/ecomms. You may also sign up when you vote by Internet at www.investorvote.com and follow the prompts. Once you sign up, you will no longer receive a printed copy of the annual reports and proxy materials, unless you request one. You may suspend electronic delivery of the annual reports and proxy materials at any time by contacting Computershare. Stockholders who hold shares through a bank, brokerage firm or other nominee may request electronic access by contacting their nominee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Historical Share Information

        LGI was formed on January 13, 2005, for the purpose of effecting the combination of Liberty Media International, Inc. (LMI) and UnitedGlobalCom, Inc. (UGC). LMI is the predecessor to LGI. On June 7, 2004, the predecessor of Liberty Media Corporation distributed to its stockholders, on a pro rata basis, all of the outstanding shares of LMI's common stock, and LMI became an independent, publicly traded company. On July 26, 2004, LMI commenced a rights offering which expired on August 23, 2004 (the rights offering). Pursuant to the rights offering, holders of record of LMI common stock received 0.20 transferable subscription rights for each share of LMI common stock held. Each whole right to purchase LMI Series A common stock entitled the holder to purchase one share of LMI Series A common stock and one share of LMI Series C common stock at a combined subscription price of $25.00. Each whole right to purchase LMI Series B common stock entitled the holder to purchase one share of LMI Series B common stock and one share of LMI Series C common stock at a combined subscription price of $27.50.

        On June 15, 2005, we completed certain mergers whereby LGI acquired all of the capital stock of UGC that LMI did not already own and LMI and UGC each became wholly owned subsidiaries of LGI (the LGI Combination). Each share of LMI was exchanged one for one for like shares of our common stock and each share of UGC was exchanged for .2155 of a share of our Series A common stock and .2155 of a share of our Series C common stock or, at the election of the holder, cash. On September 6, 2005, LGI effected a stock split in the form of a stock dividend (the Series C dividend) of our Series C common stock to holders of record of our Series A common stock and our Series B common stock as of 5:00 p.m., Eastern time, on August 26, 2005, which was the record date for the Series C dividend. In the Series C dividend, holders received one share of our Series C common stock for each Series A share, and one share of our Series C common stock for each Series B share, held of record as of such record date.

        All LGI share and per share amounts presented in this proxy statement, including the information presented above, have been retroactively adjusted to give effect to the rights offering, the LGI Combination and the Series C dividend, notwithstanding the fact that no shares of our Series C common stock were issued and outstanding prior to September 6, 2005. Our Series C shares are non-voting, with limited exceptions.

Security Ownership of Certain Beneficial Owners

        The following table sets forth information, to the extent known by us or ascertainable from public filings, concerning shares of our common stock beneficially owned by each person or entity (excluding any of our directors and executive officers) known by us to own more than five percent of the outstanding shares of our Series A common stock or our Series B common stock.

        The security ownership information is given as of March 30, 2007, and, in the case of percentage ownership information, is based upon (1) 192,009,808 Series A shares, (2) 7,284,384 Series B shares, and (3) 192,195,866 Series C shares outstanding as of such date. Although beneficial ownership of our Series C common stock is set forth below, it is non-voting and, therefore in the case of percentage voting information, is not included.

Name and Address of Beneficial Owner	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series	Voting Power
		(In thousands)
Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	Series A Series B Series C	16,149 — 3,597	(1) (4)	8.4% — 1.9%	6.1%
Orbis Investment Management Limited & Orbis Asset Management Limited 34 Bermudiana Road Hamilton, Bermuda HM11	Series A Series B Series C	13,455 — 8,094	(2) (4)	7.0% — 4.2%	5.1%
SPO Advisory Corp. 591 Redwood Highway, Suite 3215 Mill Valley, CA 94941	Series A Series B Series C	9,895 — 12,125	(3) (4)	5.2% — 6.3%	3.7%

(1)
The number of Series A shares is based upon the Schedule 13G/A (Amendment No. 1) for the year ended December 31, 2006, filed by Janus Capital Management LLC. Janus has an 82.5% indirect interest in Enhanced Investment Technologies LLC and a 30% indirect interest in Perkins, Wolf, McDonnell and Company, LLC. Such companies and Janus are investment advisors and, based on the ownership structure, together beneficially own an aggregate of 16,148,897 Series A shares. Of such aggregate Series A shares, Janus is the beneficial owner of 14,953,050 Series A shares and Enhanced Investment is the beneficial owner of 1,195,847 Series A shares, as a result of acting as investment advisors to various investment companies and other clients, but each disclaims beneficial ownership of such shares. The Schedule 13G/A reflects that Janus has sole voting power and sole dispositive power over its Series A shares, and that Enhanced Investments has shared voting power and shared dispositive power over its Series A shares.

(2)
The number of Series A shares is based upon the Schedule 13G/A (Amendment No. 1) for the year ended December 31, 2006, filed by Orbis Investment Management Limited (OIML) and Orbis Asset Management Limited (OAML). OIML is the beneficial owner of 13,343,478 Series A shares. OAML is the beneficial owner of 111,393 Series A shares. The Schedule 13G/A reflects that OIML has sole voting power over 13,233,911 Series A shares. OIML and OAML have shared voting power over 220,960 Series A shares and sole dispositive power over all the shares beneficially owned by them.

(3)
The number of Series A shares is based upon the Schedule 13G for the year ended December 31, 2006, filed by SPO Advisory Corp. and various affiliates, including its three principal shareholders: John H. Scully, William E. Oberndorf and William J. Patterson. The Schedule 13G reflects that the three principal shareholders have sole voting and sole dispositive powers as follows: Mr. Scully — 208,977 Series A shares; Mr. Oberndorf — 305,514 Series A shares; and Mr. Patterson — no Series A shares. SPO Advisory Corp. and the three principal shareholders have shared voting and shared dispositive powers over the remaining Series A shares.

(4)
The number of Series C shares is based upon a Schedule 13F for the quarter ended December 31, 2006, filed by each of the respective beneficial owners.

Security Ownership of Management

        The following table sets forth information with respect to the beneficial ownership by each of our directors and each of our named executive officers as described below and by all of our directors and executive officers as a group of (1) our Series A shares, (2) our Series B shares and (3) our Series C shares.

        The security ownership information is given as of March 30, 2007, and, in the case of percentage ownership information, is based upon (1) 192,009,808 Series A shares, (2) 7,284,384 Series B shares and (3) 192,195,866 Series C shares, in each case, outstanding on that date. Although beneficial ownership of our Series C common stock is set forth below, our Series C common stock is non-voting and, therefore in the case of percentage voting information, is not included.

        Shares of common stock issuable on or within 60 days after March 30, 2007, upon exercise of options, conversion of convertible securities or exchange of exchangeable securities, are deemed to be outstanding and to be beneficially owned by the person holding the options or convertible or exchangeable securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of restricted stock that have been granted pursuant to our incentive plans are included in the outstanding share numbers provided throughout this proxy statement. For purposes of the following presentation, beneficial ownership of our Series B shares, though convertible on a one-for-one basis into our Series A shares, is reported as beneficial ownership of our Series B shares only, and not as beneficial ownership of our Series A shares.

        So far as is known to us, the persons indicated below have sole voting power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table. The numbers of shares indicated as owned by our executive officers and directors include shares held by our defined contribution 401(k) Plan as of March 30, 2007 for their respective accounts. The shares held by the trustee of our 401(k) Plan for the benefit of these persons are voted as directed by such persons.

Name	Title of Series	Amount and Nature of Beneficial Ownership	Percent of Series		Voting Power
(In thousands)
John C. Malone Chairman of the Board	Series A Series B Series C	1,261(1)(2)(3)(4)(5)(7) 8,677(1)(4)(5)(6) 9,549(1)(2)(4)(5)(6)(7)	* 91.7 4.9	% %	30.7%
John P. Cole, Jr. Director	Series A Series B Series C	92(7)(8)(9) — 92(7)(8)(9)	* — *		*
John W. Dick Director	Series A Series B Series C	25(9) — 25(9)	* — *		*
Michael T. Fries Director, Chief Executive Officer & President	Series A Series B Series C	775(7)(8)(9)(10) — 573(7)(8)(9)(10)	* — *		*
Paul A. Gould Director	Series A Series B Series C	157(9) 43 219(9)	* * *		*
David E. Rapley Director	Series A Series B Series C	11(8)(9) — 10(8)(9)	* — *		*

Larry E. Romrell Director	Series A Series B Series C	24(8)(9) — 23(8)(9)	* — *		*
Gene W. Schneider Director	Series A Series B Series C	1,586(7)(9)(10)(11)(12)(13) — 1,586(7)(9)(10)(11)(12)(13)	* — *		*
J.C. Sparkman Director	Series A Series B Series C	22(8)(9) — 22(8)(9)	* — *		*
J. David Wargo Director	Series A Series B Series C	91(7)(9)(14) — 111(7)(9)(14)	* — *		*
Charles H.R. Bracken Senior Vice President & Co-Chief Financial Officer	Series A Series B Series C	24(8) — 24(8)	* — *		*
W. Gene Musselman President & Chief Operating Officer, UPC Broadband division	Series A Series B Series C	119(8)(9)(10) — 120(8)(9)(10)	* — *		*
Shane O'Neill Senior Vice President & Chief Strategy Officer	Series A Series B Series C	27(8) — 27(8)	* — *		*
All directors and executive officers as a group (19 persons)	Series A Series B Series C	4,886(13)(14)(15)(16)(17) 8,721(15)(16)(17) 13,058(13)(14)(15)(16)(17)	2.5 92.1 6.6	% % %	31.8%

*
Less than one percent.

(1)
Includes 90,303 Series A shares, 204,566 Series B shares and 294,869 Series C shares held by Mr. Malone's wife, Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes 198 Series A shares and 198 Series C shares held by a trust with respect to which Mr. Malone is the sole trustee and, with his wife, Leslie Malone, retains a unitrust interest in the trust.

(3)
Includes 88,917 Series A shares held by the 401(k) Savings Plan of Liberty Media Corporation (LMC).

(4)
Includes 23,705 Series A shares, 2,179,489 Series B shares and 2,203,268 Series C shares that are subject to options which were exercisable as of, or will be exercisable within 60 days of, March 30, 2007. Mr. Malone has the right to convert options to purchase 610,927 Series B shares into options to purchase an equivalent number of Series A shares. See "Executive Compensation — Employment and Other Agreements — John C. Malone" for a description of our rights to repurchase unvested shares issued upon exercise of certain options.

(5)
Includes 241,300 Series A shares, 453,218 Series B shares and 1,288,946 Series C shares held by a trust with respect to which Mr. Malone is the sole trustee and holder of a unitrust interest in the trust.

(6)
Includes 35,562 restricted Series B shares and 35,042 restricted Series C shares, none of which will vest within 60 days of March 30, 2007.

(7)
Includes shares pledged to the indicated entities in support of one or more lines of credit or margin accounts extended by such entities:

	No. of Shares Pledged
Owner			Entity Holding the Shares
	Series A	Series C
John C. Malone	816,744	1,736,628	Bank of America
John P. Cole, Jr.	33,501	33,501	Wachovia Securities
Michael T. Fries	49,258	46,070	Merrill Lynch Pierce Fenner & Smith (MLPFS)
J. David Wargo	68,859	88,859	Goldman Sachs
Gene W. Schneider	272,593	272,593	MLPFS
Gene W. Schneider	3,194	3,194	Stifel Nicolaus
Gene W. Schneider	121,682	121,682	Wachovia Securities
G. Schneider Holdings LLP	199,295	199,295	MLPFS
L. Schneider	1,591	1,591	MLPFS
Trusts for benefit of G. Schneider Children & Grandchildren	1,555	1,555	MLPFS
G. Schneider Family Trust	1,308	1,308	MLPFS
(8)
Includes restricted shares, some of which will vest within 60 days of March 30, 2007, as follows:

			Vesting within 60 days
Owner
	Series A	Series C	Series A	Series C
John P. Cole, Jr.	1,994	1,995	—	—
Michael T. Fries	50,770	50,770	6,253	6,253
David E. Rapley	1,994	1,995	—	—
Larry E. Romrell	1,994	1,995	—	—
J.C. Sparkman	1,994	1,995	—	—
Charles H.R. Bracken	22,654	22,654	1,804	1,804
W. Gene Musselman	22,654	22,654	1,804	1,804
Shane O'Neill	22,654	22,654	1,804	1,804

(9)
Includes shares that are subject to options which were exercisable as of, or will be exercisable within 60 days of, March 30, 2007, as follows:

Owner	Series A	Series C
John P. Cole, Jr.	50,745	50,745
John W. Dick	24,885	24,885
Michael T. Fries	668,505	468,505
Paul A. Gould	22,465	22,465
David E. Rapley	7,699	7,699
Larry E. Romrell	7,699	7,699
Gene W. Schneider	952,320	952,320
J.C. Sparkman	6,335	6,335
J. David Wargo	6,527	6,527
W. Gene Musselman	90,912	90,912
(10)
Includes shares held in our 401(k) Plan as follows:

Owner	Series A	Series C
Michael T. Fries	1,977	3,153
Gene W. Schneider	3,037	3,491
W. Gene Musselman	1,873	2,953
(11)
Includes 1,308 Series A shares and 1,308 Series C shares held by a trust of which Mr. Schneider is a beneficiary and a trustee and 1,591 Series A shares and 1,591 Series C shares held by his spouse, Louise Schneider. Mr. Schneider disclaims beneficial ownership of the shares held by his spouse.

(12)
Includes 199,295 Series A shares and 199,295 Series C shares held by G. Schneider Holdings, LLP of which Mr. Schneider is the general partner, and an aggregate of 1,555 Series A shares and 1,555 Series C shares held by separate trusts for the benefit of his children and two of his grandchildren, of which Mr. Schneider is the sole trustee.

(13)
Includes 28,912 Series A shares and 28,912 Series C shares held by the GWS Family LLC of which Mr. Schneider is one of three managers with shared voting and dispositive control but no economic interest in the GWS Family LLC or such shares. Mr. Schneider disclaims beneficial ownership of the shares held by the GWS Family LLC.

(14)
Includes 12,387 Series A shares and 12,387 Series C shares held in various accounts managed by Mr. Wargo, as to which shares Mr. Wargo disclaims beneficial ownership.

(15)
Includes 535,686 Series A shares, 657,784 Series B shares and 1,787,898 Series C shares held by relatives of certain directors and executive officers or held pursuant to certain trust arrangements or partnerships, as to which shares beneficial ownership of 92,030 Series A shares, 204,566 Series B shares and 296,596 Series C shares has been disclaimed.

(16)
Includes 2,444,382 Series A shares, 2,179,489 Series B shares and 4,423,945 Series C shares that are subject to options which were exercisable as of, or will be exercisable within 60 days of, March 30, 2007. Of the Series B options, options to purchase 610,927 Series B shares may be converted into options to purchase an equivalent number of Series A shares at the election of the holder. See "Executive Compensation — Employment and Other Agreements — John C. Malone" for a description of our rights to repurchase unvested shares issued upon exercise of certain options.

(17)
Includes 189,805 restricted Series A shares, 35,562 restricted Series B shares and 224,851 restricted Series C shares, of which 16,916 Series A shares and 16,916 Series C shares will vest on or within 60 days of March 30, 2007; and includes 100,108 Series A shares and 19,685 Series C shares held by the 401(k) Plan and the LMC 401(k) Savings Plan.

        One of our executive officers, Miranda C. Curtis, beneficially owns shares of Liberty Jupiter, Inc., one of our privately held subsidiaries, and options for shares of Jupiter Telecommunications Co. Ltd. (J:COM), one of our consolidated subsidiaries. Ms. Curtis and three other individuals hold shares of Class A common stock of Liberty Jupiter, representing an 18.75% aggregate common equity interest (of which Ms. Curtis' common equity interest is 8%) and less than 1% aggregate voting interest in Liberty Jupiter. At March 31, 2007, Liberty Jupiter owned an approximate 4.3% indirect interest in J:COM. We indirectly own the balance of Liberty Jupiter's common stock and all of the preferred stock. As of March 31, 2007, the preferred stock had an aggregate liquidation preference of $137,609,958. Pursuant to a stockholders' agreement among LMI, Liberty Jupiter and certain of Liberty Jupiter's stockholders, LMI has the right to cause all or any part of the Liberty Jupiter Class A common stock to be exchanged for our Series A shares. Each holder of Liberty Jupiter Class A common stock has the right to cause all of the shares of Liberty Jupiter Class A common stock held by such holder to be exchanged for our Series A shares. The number of our Series A shares issuable upon exercise of the exchange rights is that number of shares having an aggregate market price that is equal to the fair market value of the Liberty Jupiter Class A common stock so exchanged.

        Ms. Curtis also holds an option granted by J:COM in 2001 to acquire 900 shares of J:COM's ordinary shares with an exercise price of ¥80,000 ($672 at December 31, 2006) per share. The shares underlying the option represent less than 1% aggregate voting interest in J:COM at December 31, 2006. The option is fully vested.

        Each of Mr. Schneider, Mr. Fries and two of our executive officers hold synthetic options with respect to hypothetical shares of United Chile LLC, one of our wholly owned subsidiaries that owns our operations in Chile. Such options are fully vested and upon exercise may be paid in cash equal to the amount that the fair market value of a hypothetical share of United Chile, as determined by our compensation committee, exceeds the exercise price, provided that such payment shall not be made prior to the expiration of the term of the synthetic option, regardless of the date of exercise. No interest will accrue on such payment for the period between the date of exercise and the date of payment. The synthetic options outstanding at March 31, 2007, which expire on various dates in 2009 and 2010, are: Mr. Fries — 200,000 shares with an exercise price of $19.23; Mr. Schneider — 100,000 shares with an exercise price of $19.23; Mr. Ramos — 23,438 shares with an exercise price of $8.86 and 25,000 shares with an exercise price of $19.23; and Mr. Westerman — 10,417 shares with an exercise price of $8.81 and 35,000 shares with an exercise price of $19.23. At December 31, 2006, these synthetic options had no intrinsic value and limited fair market value.

Change in Control

        We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

        Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us with respect to our most recent fiscal year, or written representations that no Forms 5 were required, we believe that, during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten-percent beneficial owners were complied with, except the following were not timely filed by certain of our executive officers: a Form 4 for each of Ms. Blair and Mr. Dvorak reporting their indirect ownership of each other's LGI securities following their marriage and a Form 4 for Ms. Curtis reflecting a cancellation of restricted stock and stock appreciation rights (SARs).

PROPOSAL 1 — ELECTION OF DIRECTORS

Board of Directors

        Our board of directors currently consists of ten directors, divided among three classes. Our Class II directors, whose term will expire at the annual meeting, are John W. Dick, J.C. Sparkman and J. David Wargo. These directors are nominated for re-election to our board to continue to serve as Class II directors, and we have been informed that each of Messrs. Dick, Sparkman and Wargo are willing to continue to serve as directors of our company. The term of the Class II directors who are elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2010. Our Class III directors, whose term will expire at the annual meeting of our stockholders in the year 2008, are Michael T. Fries, Paul A. Gould, John C. Malone and Larry E. Romrell. Our Class I directors, whose term will expire at the annual meeting of our stockholders in the year 2009, are John P. Cole, Jr., David E. Rapley and Gene W. Schneider.

        If any nominee should decline re-election or should become unable to serve as a director of our company for any reason before re-election, a substitute nominee will be designated by our board of directors.

        The following lists the three nominees for re-election as directors and the seven directors of our company whose term of office will continue after the annual meeting, including the birth date of each person, the positions with our company or principal occupation of each person, certain other directorships held and the year each person became a director of our company. The number of shares of our common stock beneficially owned by each director, as of March 30, 2007, is set forth in this proxy statement under the caption "Security Ownership of Certain Beneficial Owners and Management — Security Ownership of Management".

Nominees for Election as Directors

        John W. Dick:    Born January 9, 1938. A director of LGI since June 2005. Mr. Dick served as a director of UGC from March 2003 to June 2005. He is the non-executive Chairman and a director of Hooper Industries Group, a privately held United Kingdom (U.K.) group consisting of: Hooper and Co (Coachbuilders) Ltd. (building special/bodied Rolls Royce and Bentley motorcars) and Hooper Industries (China) (providing industrial products and components to Europe and the U.S.). Mr. Dick has held his positions with Hooper Industries Group for more than the last five years. Mr. Dick is a director and non-executive Chairman of Terracom Broadband, a Rwandan fiber optic company, and a director and non-executive chairman of Rwandatel, a telecommunications company in Rwanda. Mr. Dick is a director of our subsidiary Austar United Communications Ltd. (Austar), an Australian public company.

        J.C. Sparkman:    Born September 12, 1932. A director of LGI since June 2005. Mr. Sparkman served as a director of LMI from November 2004 to June 2005. Mr. Sparkman served as the Chairman of the Board of Broadband Services, Inc., a provider of telecommunications equipment services, including procurement, forecasting, warehousing, installation and repair, to domestic and institutional customers, from September 1999 through December 2003. Mr. Sparkman is a director of Shaw Communications Inc. and Universal Electronics, Inc.

        J. David Wargo:    Born October 1, 1953. A director of LGI since June 2005. Mr. Wargo served as a director of LMI from May 2004 to June 2005. Mr. Wargo has served as the President of Wargo & Company, Inc., a private investment company specializing in the communications industry, since

January 1993. Mr. Wargo is a director of OpenTV Corp., Strayer Education, Inc. and Discovery Holding Company.

Directors Whose Term Expires in 2008

        Michael T. Fries:    Born February 6, 1963. President and a director of LGI since April 2005 and Chief Executive Officer of LGI since June 2005. Mr. Fries served as Chief Executive Officer of UGC from January 2004 to June 2005. Mr. Fries has served as a director of UGC and its predecessors since November 1999 and as President of UGC and its predecessors since September 1998. He also served as Chief Operating Officer of UGC and its predecessors from September 1998 to January 2004. Mr. Fries is a director and non-executive Chairman of Austar.

        Paul A. Gould:    Born September 27, 1945. A director of LGI since June 2005. Mr. Gould served as a director of UGC from January 2004 to June 2005. Mr. Gould has served as Managing Director of Allen & Company L.L.C., an investment banking services company, for more than the last five years. Mr. Gould is a director of Ampco-Pittsburgh Corporation, LMC and Discovery Holding Company.

        John C. Malone:    Born March 7, 1941. Chairman of the Board and a director of LGI since its formation for the LGI Combination in January 2005. Mr. Malone served as President, Chief Executive Officer and Chairman of the Board of LMI from March 2004 to June 2005, and as a director thereof since March 2004. Mr. Malone has served as a director of UGC and its predecessors since November 1999. Mr. Malone has served as Chairman of the Board and a director of LMC, including its predecessors, since 1990 and Chief Executive Officer of the predecessor of LMC from August 2005 to February 2006. Mr. Malone is Chairman of the Board and Chief Executive Officer of Discovery Holding Company and a director of IAC/InterActiveCorp and Expedia, Inc.

        Larry E. Romrell:    Born December 30, 1939. A director of LGI since June 2005. Mr. Romrell served as a director of LMI from May 2004 to June 2005. Mr. Romrell served as an Executive Vice President of Tele-Communications, Inc., at the time one of the largest multiple cable system operators in the United States, from January 1994 to March 1999. Mr. Romrell is a director of LMC.

Directors Whose Term Expires in 2009

        John P. Cole, Jr.:    Born January 12, 1930. A director of LGI since June 2005. Mr. Cole served as a director of UGC and its predecessors from March 1998 to June 2005. Mr. Cole is a founder and retired partner of the Washington, D.C. law firm of Cole, Raywid and Braverman L.L.P. (now known as Davis Wright Tremaine LLP), which specialized in all aspects of telecommunications and media law.

        David E. Rapley:    Born June 22, 1941. A director of LGI since June 2005. Mr. Rapley served as a director of LMI from May 2004 to June 2005. Currently, Mr. Rapley is a director of Merrick & Co., and chairman of the board of Merrick Canada ULC, both private engineering firms. Mr. Rapley served as Executive Vice President, Engineering of VECO Corp. — Alaska, a provider of project management, engineering, procurement, construction and other services to the energy resource and process industries, from January 1998 to December 2001. Mr. Rapley is a director of LMC.

        Gene W. Schneider:    Born September 8, 1926. A director of LGI since June 2005. Mr. Schneider served as Chairman of the Board of UGC and its predecessors from 1989 to June 2005. Mr. Schneider also served as Chief Executive Officer of UGC and its predecessors from 1995 to January 2004. Mr. Schneider is a director of Austar.

Vote and Recommendation

        A plurality of the affirmative votes of our Series A shares and Series B shares outstanding on the record date, voting together as a single class, that are entitled to vote and are voted in person, or by proxy, at the annual meeting, is required to elect Messrs. Dick, Sparkman and Wargo as Class II members of our board of directors.

        Our board of directors recommends a vote "FOR" the election of each nominee to our board of directors.

CORPORATE GOVERNANCE

Governance Guidelines

        Our board has adopted corporate governance guidelines, which are available on our website at www.lgi.com. Under the guidelines, our independent directors meet privately at least twice a year. The presiding director for these meetings is currently Paul A. Gould, the chairman of the audit committee. The role of presiding director rotates annually among our compensation committee chair, our nominating and corporate governance committee chair and our audit committee chair.

Director Independence

        It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with our company other than in his capacity as a board member. To assist our board of directors in determining which of our directors qualify as independent for purposes of the Nasdaq Global Select Market rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board follows the Corporate Governance Rules of The Nasdaq Global Select Market on the criteria for director independence.

        Under these criteria, a director will not be deemed independent if such director:

  •
  is, or, during the three years preceding the determination date (which period of three years we refer to as the Applicable Determination Period), was, an employee of LGI or any of our subsidiaries, or has an immediate family member who is or was during the Applicable Determination Period an executive officer of LGI or any of our subsidiaries;

  •
  is, or has an immediate family member who is, an executive officer, partner or controlling shareholder of a company that made payments to or received payments from LGI for property or services in the current or any of the past three fiscal years, in an amount which exceeded the greater of $200,000 or 5% of the recipient's consolidated gross revenues for that year, other than payments solely from investments in our securities or payments under non-discretionary charitable contribution matching programs;

  •
  accepted, or has an immediate family member who accepted, compensation in excess of $100,000 (limit increased from $60,000 effective March 13, 2007) from LGI or any of our subsidiaries during any period of twelve consecutive months within the Applicable Determination Period, other than (a) director and committee fees, (b) compensation to an immediate family member who is a non-executive employee of LGI or any of our subsidiaries, or (c) benefits under a tax-qualified retirement plan or non-discretionary compensation;

  •
  is, or has an immediate family member who is, a current partner of our external auditor or was a partner or employee with our external auditor who worked on our audit at any time during the Applicable Determination Period; or

  •
  is, or has an immediate family member who is, employed as an executive officer by a company as to which any of our executive officers serves, or, during the Applicable Determination Period, served, as a member of the compensation committee of such other company.

        In accordance with these criteria, our board of directors has determined that each of John P. Cole, Jr., John W. Dick, Paul A. Gould, David E. Rapley, Larry E. Romrell, J.C. Sparkman and J. David Wargo qualifies as an independent director of our company.

Code of Business Conduct and Code of Ethics

        We have adopted a code of business conduct that applies to all of our employees, directors and officers. In addition, we have adopted a code of ethics for our chief executive and senior financial officers, which constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act. Both codes are available on our website at www.lgi.com.

Stockholder Communication with Directors

        Our stockholders may send communications to our board of directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Liberty Global, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. Communications from our stockholders will be forwarded to our directors on a timely basis.

Committees of the Board of Directors

        Information with respect to each of the current committees of our board of directors is provided below. Our board may from time to time establish certain other committees of the board, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of the board, subject to applicable law.

  Executive Committee

        Our board of directors has established an executive committee, whose members are Michael T. Fries and John C. Malone. Except as specifically prohibited by the General Corporation Law of the State of Delaware or limited by our board of directors, the executive committee may exercise all the powers and authority of our board in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.

  Compensation Committee

        Our board of directors has established a compensation committee, whose members are John P. Cole, Jr., Larry E. Romrell and J.C. Sparkman (chairman). See "Director Independence" above. Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.lgi.com. See "Executive Compensation — Compensation Discussion and Analysis" below for a description of the responsibilities of the compensation committee, including matters related to executive compensation and administration of the Liberty Global, Inc. 2005 Incentive Plan (As Amended and Restated Effective October 31, 2006) (LGI Incentive Plan).

  Compensation Committee Interlocks and Insider Participation

        During 2006, none of the members of our compensation committee was our officer or employee or an officer or employee of any of our subsidiaries, was formerly our officer or an officer of any of our subsidiaries or had any relationship requiring disclosure under the securities laws.

  Nominating and Corporate Governance Committee

        Our board of directors has established a nominating and corporate governance committee, whose members are John P. Cole, Jr., John W. Dick, Paul A. Gould, David E. Rapley (chairman), Larry E. Romrell, J.C. Sparkman and J. David Wargo. See "Director Independence" above. The nominating and corporate governance committee identifies and recommends persons as nominees to our board of directors, and reviews from time to time the corporate governance guidelines applicable to us and recommends to our board such changes as it may deem appropriate. The nominating and corporate governance committee also oversees the evaluation of our management and our board of directors and makes recommendations, as appropriate.

        The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such nominations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Nominating and Corporate Governance Committee, Liberty Global, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with our bylaws, as discussed under "Stockholder Proposals" below, and contain the following information:

  •
  the proposing stockholder's name and address and documentation indicating the number of shares of our common stock beneficially owned by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

  •
  the candidate's name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate's qualifications, as described below;

  •
  a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board;

  •
  any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

  •
  a representation as to whether the proposing stockholder intends to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

  •
  a representation that the proposing stockholder intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election; and

  •
  a signed consent of the candidate to serve as a director, if nominated and elected.

        In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

        To be nominated to serve as a director, a nominee need not meet any specific, minimum criteria; however, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity and values and should be committed to our long-term interests and the interests of our stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:

  •
  independence from management;

  •
  education and professional background;

  •
  judgment, skill and reputation;

  •
  expertise that is useful to us and complementary to the expertise of our other directors;

  •
  existing commitments to other businesses as a director, executive or owner;

  •
  personal conflicts of interest, if any; and

  •
  the size and composition of our existing board of directors.

        When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the board of directors, it may recommend to our full board that candidate's appointment or election.

        Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director's past attendance at, and participation in, meetings of our board of directors and its committees and the director's formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member. Messrs. Dick, Sparkman and Wargo, who are nominated for re-election at our annual meeting, were approved for nomination by the nominating and corporate governance committee, which then submitted its recommendation to our board of directors. The full board then unanimously approved the nominations.

        Our board of directors has adopted a written charter for the nominating and corporate governance committee. The charter is available on our website at www.lgi.com.

  Audit Committee

        Our board of directors has established an audit committee, whose members are John W. Dick, Paul A. Gould (chairman) and J. David Wargo. Our board of directors has determined that Messrs. Gould, Dick and Wargo are independent, as independence for audit committee members is defined in the Nasdaq Global Select Market rules as well as the rules and regulations adopted by the SEC relating to independence of audit committee members. In addition, our board of directors has determined that each of Messrs. Dick, Gould and Wargo qualifies as an "audit committee financial expert" under applicable SEC rules and regulations.

        The audit committee reviews and monitors our corporate financial reporting and our internal and external audits. The audit committee's functions include:

  •
  appointing and, if necessary, replacing our independent auditors;

  •
  reviewing and approving in advance the scope and the fees of all auditing services, and all permissible non-auditing services, to be performed by our independent auditors;

  •
  reviewing our annual audited financial statements with our management and our independent auditors and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;

  •
  overseeing the work of our independent auditor for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services, including holding quarterly meetings to review the quarterly reports of our independent auditors, discussing with our independent auditors issues regarding the ability of our independent auditors to perform such services, obtaining, annually, a letter from our independent auditors addressing certain internal quality-control issues, reviewing with our independent auditors any audit related problems or difficulties and the response of our management, and addressing other general oversight issues;

  •
  reviewing and discussing with management and our independent auditors issues regarding accounting principles, effectiveness of internal controls, financial reporting, regulatory and accounting initiatives, quarterly press releases and guidance;

  •
  overseeing the maintenance of an internal audit function, discussing with our independent auditors, the internal auditor and our management the internal audit function's responsibilities, budget and staff, periodically reviewing with our independent auditors the results and findings of the internal audit function and coordinating with our management to ensure that the issues associated with such results and findings are addressed;

  •
  discussing with management financial risk exposure and risk management policies;

  •
  reviewing disclosures by our certifying officers on any significant deficiencies or material weaknesses in the design or operation of our internal controls and any fraud involving persons who have a significant role in our internal controls;

  •
  reviewing and overseeing compliance with, and establishing procedures for the treatment of alleged violations of, applicable securities laws, SEC and Nasdaq Global Select Market rules regarding audit committees and the code of business conduct and the code of ethics adopted by our board;

  •
  establishing procedures for receipt, retention and treatment of complaints on accounting or audit matters; and

  •
  preparing a report for our annual proxy statement.

        Our board of directors has adopted a written charter for the audit committee which is available on our website at www.lgi.com. In addition to the foregoing, as provided in our code of business conduct referenced above, the audit committee must review and approve any related party transaction. If a member of the audit committee has an interest in the transaction, the board will designate another independent body to review the transaction.

Audit Committee Report

        The audit committee reviews LGI's financial reporting process on behalf of its board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. LGI's independent auditor, KMPG LLP, is responsible for expressing opinions on the conformity of LGI's audited consolidated financial statements with U.S. generally accepted accounting principles and on management's assessment of the effectiveness of LGI's internal control over financial reporting. LGI's independent auditor also expresses its own opinion as to the effectiveness of LGI's internal control over financial reporting.

        The audit committee has reviewed and discussed with management and KPMG, LGI's most recent audited consolidated financial statements, as well as management's assessment of the effectiveness of LGI's internal control over financial reporting and KPMG's evaluation of the effectiveness of LGI's internal control over financial reporting. The audit committee has also discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, including the auditors' judgment about the quality of LGI's accounting principles, as applied in its financial reporting.

        The audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with

Audit Committees), as amended, that relates to the auditors' independence from LGI and its subsidiaries, and has discussed with LGI's independent auditors their independence.

        Based on the reviews and discussions referred to above, the audit committee recommended to LGI's board of directors that the audited financial statements be included in LGI's Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007.

Submitted by the Members of the Audit Committee: Paul A. Gould John W. Dick J. David Wargo

Board Meetings

        During 2006, there were five meetings of our full board of directors, eight meetings of our compensation committee, 11 meetings of our audit committee and three meetings of our nominating and corporate governance committee. Each director attended, either in person or telephonically, at least 75% of the total number of meetings of our board and each committee on which he served (during the period during which he served on such committee) in the aggregate.

Director Attendance at Annual Meetings

        Our board of directors encourages all members to attend each annual meeting of our stockholders. For our annual meeting in 2006, seven of our 10 board members attended such annual meeting of stockholders in person or via teleconference.

Executive Sessions

        The independent directors of LGI held two executive sessions without the participation of management or of non-independent directors during 2006.

PROPOSAL 2 — RATIFICATION OF AUDITORS

        We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2007.

        Even if the selection of KPMG LLP is ratified, the audit committee of our board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be in the best interests of our company and our stockholders. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2007.

        A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Audit Fees and All Other Fees

        The following table presents fees for professional audit services rendered by KPMG LLP and its international affiliates for the audit of our consolidated financial statements for 2006 and 2005 and the separate consolidated financial statements of our subsidiaries, and fees billed for other services rendered by KPMG LLP and its international affiliates.

        Fees billed in currencies other than U.S. dollars were translated into U.S. dollars at the average exchange rate in effect during the applicable year.

	2006	2005
	(amounts in thousands)
Audit fees(1)	$14,914	$13,414
Audit related fees(2)	584	166

Audit and audit related fees	15,498	13,580
Tax fees(3)	427	1,121

Total fees	$15,925	$14,701

(1)
Audit fees include fees for the audit of the consolidated financial statements and fees for professional consultations with respect to accounting issues, services related to reviews of quarterly financial statements, registration statement filings and issuance of consents, statutory audits, audits of internal control over financial reporting and similar matters.

(2)
Audit related fees include fees for due diligence related to potential business acquisitions and dispositions and attest services not required by statute or regulation.

(3)
Tax fees include fees for tax compliance and consultations regarding the tax implications of certain transactions.

        Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and does not believe that the provision of such services is incompatible with KPMG LLP maintaining its independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        Effective June 15, 2005, our audit committee adopted a policy regarding the pre-approval of all audit and certain permissible audit-related and non-audit services provided by our independent auditor, which policy is similar to that adopted by LMI's audit committee in August 2004. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide:

  •
  audit services as specified in the policy, including (a) statutory and financial audits of our subsidiaries, (b) services associated with registration statements, periodic reports and other documents filed with the SEC, such as consents, comfort letters and responses to comment letters, (c) attestations of management reports on internal controls, and (d) consultations with management as to the accounting or disclosure treatment of transactions or events and the potential impact of final or proposed rules of applicable regulatory and standard setting bodies (when such consultations are considered "audit services" under the SEC rules promulgated pursuant to the Exchange Act);

  •
  audit-related services as specified in the policy, including (a) due diligence services relating to potential business acquisitions and dispositions, (b) financial audits of employee benefit plans, (c) consultations with management with respect to the accounting or disclosure treatment of transactions or events and the potential impact of final or proposed rules of applicable regulatory and standard setting bodies (when such consultations are considered "audit-related services" and not "audit services" under the SEC rules promulgated pursuant to the Exchange Act), (d) attestation services not required by statute or regulation, (e) closing balance sheet audits pertaining to dispositions, and (f) assistance with implementation of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act); and

  •
  tax services as specified in the policy, including (a) planning, advice and compliance services in connection with the preparation and filing of U.S. federal, state, local or international taxes, (b) reviews of federal, state, local and international income, franchise and other tax returns, (c) assistance with tax audits and appeals before the Internal Revenue Service (IRS) or similar agencies, (d) tax advice regarding the potential impact of statutory, regulatory or administrative developments, (e) expatriate tax due diligence assistance, (f) mergers and acquisition tax due diligence assistance and (g) tax advice and assistance regarding structuring of mergers and acquisitions (all of the foregoing, which we refer to as Pre-Approved Services).

        Notwithstanding the foregoing general pre-approval, any individual project involving the provision of Pre-Approved Services that is expected to result in fees in excess of $50,000 requires the specific pre-approval of our audit committee. In addition, any engagement of our independent auditors for services other than the Pre-Approved Services requires the specific approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to its chairman, provided that the fees for any individual project for which such approval is requested are not, in the reasonable judgment of the chairman, likely to exceed $150,000. At each audit committee meeting, the chairman's approval of services provided by our independent auditors is subject to disclosure to the entire audit committee. Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

Vote and Recommendation

        The affirmative vote of the holders of at least a majority of the combined voting power of our Series A shares and our Series B shares outstanding on the record date that are present at the annual meeting, in person or by proxy, and entitled to vote, voting together as a single class, is required to ratify the selection of KPMG LLP as our independent auditors for the year ending December 31, 2007.

        Our board of directors recommends a vote "FOR" the ratification of the selection of KPMG LLP as our independent auditors for the year ending December 31, 2007.

MANAGEMENT OF LIBERTY GLOBAL, INC.

Executive Officers

        The following lists the executive officers of our company (other than Michael T. Fries, our President and Chief Executive Officer, and John C. Malone, Chairman of our Board, both of whom also serve as directors and who are listed under "Proposal 1 — Election of Directors"), their birth dates and a description of their business experience, including positions held with LGI.

Name	Positions
Amy M. Blair Born March 9, 1966	Senior Vice President, Global Human Resources since June 2005. Ms. Blair served as Managing Director of Human Resources for UGC Europe, Inc., now known as Liberty Global Europe, Inc. (UGC Europe), from January 2004 to June 2005, and as Vice President Operations Management of UGC Europe's predecessors from July 1999 to January 2004.
Charles H.R. Bracken Born May 26, 1966
Senior Vice President since April 2005 and Co-Chief Financial Officer (Principal Financial Officer) since June 2005. Mr. Bracken has served as a Co-Chief Financial Officer of UGC since February 2004 and is an officer of various other of our subsidiaries. He also served as the Chief Financial Officer of UGC Europe and its predecessors from November 1999 to June 2005. Mr. Bracken is a director of our subsidiary Telenet Group Holding NV, a Belgian public limited liability company (Telenet).
Miranda Curtis Born November 26, 1955
President of our Liberty Global Japan division since June 2005, where she is responsible for our Japanese operations. Ms. Curtis served as Senior Vice President of LMI and President of its Asia division from March 2004 to June 2005. Ms. Curtis served as a Senior Vice President of our subsidiary, Liberty Media International Holdings, LLC (LMINT), from June 2004 to June 2005, and she served as President of LMINT and its predecessors from February 1999 to June 2004.
Bernard G. Dvorak Born April 19, 1960
Senior Vice President since April 2005 and Co-Chief Financial Officer (Principal Accounting Officer) since June 2005. In addition, Mr. Dvorak has served as an officer of various subsidiaries of LGI, including LMI since March 2004. Mr. Dvorak served as Senior Vice President, Chief Financial Officer and Treasurer of On Command Corporation, a subsidiary of LMC, from July 2002 until May 2004. Mr. Dvorak was the Chief Executive Officer and a member of the board of directors of Formus Communications, Inc., a provider of fixed wireless services in Europe, from September 2000 until June 2002.
Elizabeth M. Markowski. Born October 26, 1948
Secretary since January 2005, Senior Vice President since April 2005 and General Counsel since June 2005. She also serves in similar positions with various subsidiaries of LGI, including LMI since March 2004. Ms. Markowski served as a Senior Vice President of LMC from November 2000 through December 2004. Prior to joining LMC, Ms. Markowski was a partner in the law firm of Baker Botts L.L.P. for more than five years.

W. Gene Musselman Born June 1, 1944
President and Chief Operating Officer of our UPC Broadband division since June 2005, where he is responsible for our European broadband operations. Mr. Musselman served in similar positions with the UPC Broadband division of UGC Europe and its predecessors from April 2000 to June 2005. Mr. Musselman serves as an officer and/or director of various of our European subsidiaries.
Shane O'Neill Born April 29, 1961
Senior Vice President and Chief Strategy Officer since June 2005. Mr. O'Neill is also President of our Chellomedia division and is an officer of various other of our European subsidiaries. Mr. O'Neill served as Chief Strategy Officer of UGC Europe and its predecessors from June 2000 to June 2005. Mr. O'Neill is a director of Austar and of Telenet.
Mauricio Ramos Born October 25, 1968
President of our Liberty Global Latin America division since September 2005, where he is responsible for our operations in Puerto Rico and Latin America. In November 2006, he also assumed the position of Chief Executive Officer of our majority-owned subsidiary, VTR Global Com S.A. Mr. Ramos served as Chief Financial Officer of our Liberty Global Latin America division from June 2005 to September 2005. Mr. Ramos served as Vice President, Business Development for the Latin America Division of UGC from March 2000 to June 2005.
Frederick G. Westerman III Born February 12, 1966
Senior Vice President, Investor Relations and Corporate Communications since June 2005. Mr. Westerman served as Chief Financial Officer of UGC and its predecessors from June 1999 to February 2004 and as UGC's Co-Chief Financial Officer from February 2004 to June 2005.

        The executive officers named above will serve in such capacities until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. Ms. Blair and Mr. Dvorak are married. There are no other family relationships between any of our directors and executive officers, by blood, marriage or adoption.

Involvement in Certain Proceedings

        During the past five years, none of our directors or executive officers was convicted in a criminal proceeding (excluding traffic violation or similar misdemeanors) or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, or was a party in any proceeding adverse to our company.

        Except as stated below, during the past five years, none of our directors or executive officers has had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.

        On December 3, 2002, our indirect subsidiary United Pan-Europe Communications NV (UPC), now known as Liberty Global Europe NV, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code, together with a pre-negotiated plan of reorganization, in the United States District Court of the Southern District of New York. In

conjunction with such filing, also on December 3, 2002, UPC commenced a moratorium of payments in The Netherlands under Dutch bankruptcy law with the filing of a proposed plan of compulsory composition or the "Akkoord" with the Amsterdam Court (Rechtbank) under the Dutch Faillissementswet. These actions were completed on September 3, 2003, when UGC Europe acquired more than 99% of the stock of, and became a successor issuer to, UPC. Messrs. Fries, Cole and Dick were members of UPC's supervisory board and Mr. Schneider was an advisor to UPC's supervisory board.

        In June 2003, UGC's indirect subsidiary UPC Polska, Inc. executed an agreement with some of its creditors to restructure its balance sheet. On January 22, 2004, the U.S. Bankruptcy Court confirmed UPC Polska's Chapter 11 plan of reorganization. On February 18, 2004, UPC Polska emerged from the Chapter 11 proceedings, and UPC Polska has since dissolved. Mr. Musselman was a director of UPC Polska.

        On January 12, 2004, UGC's predecessor (Old UGC), filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of New York. On November 10, 2004, the U.S. Bankruptcy Court confirmed Old UGC's pre-negotiated plan of reorganization with UGC and IDT United LLC (in which UGC had an approximate 94% fully diluted interest and 33% common equity interest), which included the terms for restructuring of Old UGC's outstanding 10.75% Senior Discount Notes. Old UGC and IDT United owned all but approximately $25,000,000 or 2% of such Notes. Old UGC emerged from the Chapter 11 proceedings on November 18, 2004. Until August 2003, Mr. Fries was the President of Old UGC, and Mr. Schneider was a director and Chief Executive Officer of Old UGC.

EXECUTIVE COMPENSATION

        In this section, we provide information, and a discussion and analysis relating to compensation paid to Michael T. Fries, our chief executive officer; Charles H.R. Bracken, our principal financial officer; and our three other most highly compensated officers at the end of 2006: John C. Malone, chairman of our board; Gene W. Musselman, president of our UPC Broadband division, which is our largest operating division; and Shane O'Neill, our chief strategy officer and president of our Chellomedia division.

        We refer to these individuals as our "named executive officers". However, in "Compensation Discussion and Analysis" below, references to our "named executive officers" or our "executive officers" exclude Mr. Malone. Mr. Malone was awarded stock options in 2004 by our predecessor, LMI, as his primary form of compensation for his services. He does not receive a salary or bonus or participate in our various executive performance award plans or employee benefit plans.

Compensation Discussion and Analysis

  Overview

        The compensation committee of our board of directors was established for the purposes of assisting our board in discharging its duties relating to compensation of our executive officers and of administering our incentive plans. In furtherance of its purposes, our compensation committee is responsible for identifying our primary goals with respect to executive compensation, implementing compensation programs designed to achieve those goals and monitoring performance against those goals. Generally, the types of compensation and benefits paid to our named executive officers are the same as those provided to our other executive officers. The members of our compensation committee are "independent directors" (as defined under Nasdaq Global Select Market rules), "non-employee directors" (as defined in Rule 16b-3 of the SEC's rules under the Exchange Act) and "outside directors" (as defined in Section 162(m) of the Internal Revenue Code).

  Compensation Philosophy and Goals

        The primary goals of the compensation committee with respect to executive compensation are to motivate our executive officers to maximize their contributions to the success of our company through achievement of specified financial, operational and strategic objectives and to reward performance that exceeds established objectives, with the ultimate goal of long-term value creation for our stockholders. The compensation committee also evaluates executive and key employee compensation to ensure that we maintain our ability to attract and retain superior employees in key positions by offering compensation that the compensation committee believes, based on the general business and industry knowledge and experience of its members, is competitive with the compensation paid to similarly situated employees of companies in our industry and companies with which we compete for talent. To these ends, the compensation packages provided to our executive officers, including our named executive officers, include a mix of salary, annual cash performance awards and stock-based compensation, with performance awards and stock-based compensation in the aggregate more heavily weighted than salary.

  Role of Executive Officers in Compensation Decisions

        Since the LGI Combination, all compensation decisions with respect to our executive officers, including our named executive officers, have been made by our compensation committee. Our compensation committee considered recommendations by our chief executive officer in setting target annual compensation levels for our executive officers (other than our chief executive officer) in 2005 following the LGI Combination; with respect to salary increases, equity awards and the size of annual performance awards (other than our chief executive officer's 2006 performance award) for 2006, and in formulating the terms of our performance award programs, including our new senior executive performance incentive plan, which became effective in January 2007 and is described in more detail below. Other executive officers, within the scope of their job responsibilities, participate in gathering, from internal and external sources, and presenting to the compensation committee for its consideration data and legal, tax and accounting analyses relevant to compensation and benefit decisions.

  Setting Executive Compensation

        Based on the foregoing compensation objectives, our compensation committee approved a target annual compensation level for each of our named executive officers, comprised of base salary, target annual cash performance award and stock-based incentives, in 2005 following the LGI Combination. Of each named executive officer's target annual compensation, 50% or more was comprised of stock-based compensation and slightly over 22% was comprised of target annual performance awards. Other benefits, including perquisites, were not taken into account in setting target annual compensation levels because they are generally either limited in scope and amount or are available on a non-discriminatory basis to other salaried employees in the applicable country.

        In approving the target annual compensation levels and component elements, the compensation committee considered a number of factors, including:

  •
  The base salary level of each named executive officer at the time of the LGI Combination, on a standalone basis and in relation to the base salary levels of other executives of LGI with the same, more or less, responsibilities;

  •
  The responsibilities assumed by the named executive officer;

  •
  The experience, overall effectiveness and demonstrated leadership ability of the named executive officer; and

  •
  The performance expectations set for LGI and for the individual executive.

        The implementation of this compensation approach during 2006 is described in more detail below. The compensation committee did not retain a compensation consultant to advise it in connection with the adoption of this compensation approach or its implementation. It did, however, engage a compensation consultant, Frederick W. Cook & Co., to assist it in connection with our new senior executive performance incentive plan as described below.

  Elements of Our Current Compensation Packages

        Base Salary.    Decisions with respect to increases in base salaries for our named executive officers subsequent to 2005 have been based on company-wide budgets and increases in the cost of living. For 2006, our compensation committee approved a 4% increase in the base salaries of each of our executive officers, including our named executive officers. This percentage increase was consistent with the budget authorization given to each of our department and business unit heads for aggregate salary increases for U.S. employees in their department or unit and slightly higher than the budget authorization for European employees. Base salary represented from 19% to 21% of the sum of the three principal components of compensation (salary, stock-based incentives and performance awards) actually paid or awarded to our named executive officers in 2006, with stock-based incentives valued as described under "Grants of Plan-Based Awards" below.

        For 2007, our compensation committee approved a similar increase of 4%, which was in line with our company's 2007 budget authorization for U.S. and European employees.

        2006 Annual Performance Awards.    Pursuant to the LGI Incentive Plan, during the first quarter of 2006, our compensation committee approved performance goals for 2006 for the annual cash performance award component of the target annual compensation of each of our executive officers, including the named executive officers and certain key employees. The amount of the 2006 target annual performance award for each named executive officer was unchanged from 2005, but the maximum permissible payment was increased to 200% of the target award from 150%.

        For the named executive officers, the payment of any award was conditioned upon achievement of a minimum base objective relating to 2006 operating cash flow, which we define as revenue less operating, selling, general and administrative expenses (excluding depreciation and amortization, stock-based compensation and impairment, restructuring and certain other operating changes or credits). The minimum base objective was designed so that payment of the awards would qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. If the base objective were achieved, the compensation committee could approve payment of 200% of the target performance award to each named executive officer, subject to the committee's discretion to reduce the maximum payment to be made or to pay no award. With respect to the other executive officers and key employees, our compensation committee had the discretion to approve payments ranging from 0% to 200% of the individual's target annual performance award. Exercise of the compensation committee's discretion in each case was based on its overall assessment of our financial performance, and the individual's performance against his or her performance goals in 2006.

        The individual performance goals consisted of qualitative measures, which included individual strategic, financial, transactional, organizational and/or operational goals tailored to the individual's role within the company. The individual performance goals for our chief executive officer were established by our compensation committee following discussion with our chief executive officer of his performance objectives for the year. For the other executive officers, including the other named executive officers, their individual goals were discussed and agreed with our chief executive officer and approved by our compensation committee. Our compensation committee conducted a mid-year review of our overall financial performance for the first six months of 2006 and each individual's performance.

        At a meeting in February 2007, our compensation committee first compared our consolidated 2006 operating cash flow to "rebased" 2005 operating cash flow and determined that the base objective had been achieved. To calculate the "rebased" 2005 operating cash flow, our historical 2005 results were adjusted (a) to include the pre-acquisition results of certain entities acquired in 2006 and 2005 to the same extent that the post-acquisition results of these entities were included in our historical 2006 results and (b) for consistency with 2006 foreign exchange rate translations. On a rebased basis, 2006 operating cash flow was approximately 116% of rebased 2005 operating cash flow, thus exceeding the minimum base objective of 100%.

        In determining whether to exercise its discretion to reduce the performance awards for our named executive officers, and the percentage of the target annual performance award to approve for each other participant, our compensation committee next compared 2006 financial and operating results on a consolidated basis and by division to budgeted results and public guidance, reviewed the performance of our chief executive officer against his individual performance goals and considered the year-end performance review and rating provided by our chief executive officer (or the applicable manager in the case of key employees who are not executive officers) of each other participant.

        Our compensation committee approved aggregate awards of $9,825,000 to the 13 participants in the 2006 performance award plan. Consistent with our compensation philosophy of rewarding performance that exceeds established goals, our compensation committee determined not to exercise its discretion to reduce the maximum award payable to any of our named executive officers. With respect to our chief executive officer, the compensation committee noted, among other things, that he had demonstrated strong leadership ability, that all public guidance targets had been exceeded and that the key financial, strategic and operating goals set for LGI for 2006 had been achieved. The compensation committee also took note of the significant improvement in our stock price during 2006. With respect to each of the other named executive officers, the compensation committee considered that each had received the highest possible performance rating from our chief executive officer, the scope of their responsibilities and the key role each played in the achievement of our financial, operational and strategic objectives in 2006. The awards to the other participants in the plan ranged from 112.5% to 175% of their target performance awards.

        The awards made to our named executive officers under the 2006 performance award plan are reflected in column (g) of the table under "Summary Compensation" below. These performance awards represented from 33% to 38% of the sum of the three principal components of compensation actually paid or awarded to our named executive officers in 2006.

        At the same meeting in 2007, our compensation committee approved performance goals for 2007 cash performance awards for our executive officers and certain key employees. Except for the base objective and individual performance goals, the terms of the 2007 performance award plan, including the target performance awards and the maximum amounts payable, are the same as the 2006 performance award plan.

        Stock-Based Incentives.    Historically stock-based incentives have represented a significant portion of our executives' compensation in order to ensure that they have a continuing stake in our long-term success. We do not have stock ownership guidelines and our equity incentive plan and those of LMI and UGC have generally been the principal means by which our executive officers acquire our stock.

        In 2006, our compensation committee adopted a policy to consider and approve the annual grant of equity awards to our named executive officers and other employees in May of each year around the time of our board's regularly scheduled second quarter meeting. Grants of equity awards to eligible employees would otherwise only be made in connection with significant events, such as hiring or promotion.

        As described under "Setting Executive Compensation" above, 50% or more of each named executive officer's target annual compensation is comprised of stock-based incentives, with base salary and target annual performance awards comprising the balance. In determining the type and size of equity awards to be granted to our named executive officers in 2006, the compensation committee allocated 50% of the stock-based incentive component of each named executive officer's target annual compensation to options, in the case of U.S. taxpayers, and SARs, in the case of non-U.S. taxpayers, and allocated the remaining 50% to restricted stock. The decision to include restricted stock awards in the mix of stock-based incentives serves the goal of retention by providing some measure of equity incentive compensation during periods when good performance by our company is not reflected in our stock price for industry or market reasons outside our control. This decision was applied equally to all employees participating in the annual equity grant program.

        The implied numbers of options or SARs and restricted shares to be granted for the respective allocated dollar amounts were derived using an average Black-Scholes valuation for our Series A and Series C stock options and recent closing market prices for our Series A stock, respectively. For our named executive officers, other than our chief executive officer, the resulting implied numbers were adjusted to arrive at the final grant numbers based on the recommendations of our chief executive officer. The implied option/SAR number was rounded up for consistency among those named executive officers and in relation to other executive officers with the same target annual compensation levels. The implied number of restricted shares was increased to match the implied number of restricted shares to be granted to our chief executive officer. Our chief executive officer recommended, and our compensation committee approved, these adjustments to the stock-based incentive awards because of the key role these three executives had played, and were expected to continue to play, in the achievement of our financial, operational and strategic goals.

        These final award numbers were then allocated evenly between awards based on our Series A common stock and awards based on our Series C common stock. The exercise price or base price of the option and SAR grants were set at the respective closing prices of our Series A common stock and Series C common stock on the date of the meeting of the compensation committee at which the grants were approved. With the assistance of our Human Resources department, our compensation committee followed a similar process in approving the type and size of equity awards made to over 100 employees worldwide at this meeting.

        The 2006 stock-based incentives granted to our named executive officers are reflected in the table under "Grants of Plan-Based Awards" below. Stock-based incentives represented from 41% to 48% of the sum of the three principal components of compensation actually paid or awarded to our named executive officers in 2006.

        Other Benefits.    Our company does not offer perquisites and other personal benefits on a general basis to our executive officers. The personal benefits we have provided are limited in scope and fall into three principal categories:

  •
  limited personal use of our corporate aircraft;

  •
  an annual auto allowance or use of a company auto for our executive officers working in Europe; and

  •
  personal benefits under our expatriate policy.

        Under our aircraft policy, our chief executive officer, and other executive officers with his approval, may use our corporate aircraft for personal travel, provided such officer has executed a time sharing agreement and pays us the aggregate incremental cost of the personal flight up to limits imposed by regulations of the Federal Aviation Administration. Also under our aircraft policy, our chief executive officer and, with his approval, our other executive officers may have family members or other personal guests accompany them on our corporate aircraft while traveling on business without reimbursing us for the incremental cost attributable to the personal guest. On limited occasions, we have allowed a business-related flight to land at an airport other than its destination airport or home base to drop off or pick up a passenger for personal convenience without requiring reimbursement of our incremental cost. The taxable income of an executive will include imputed income equal to the value of the personal use of our aircraft by him and by his personal guests determined using a method based on the Standard Industry Fare Level (SIFL) rates, as published by the IRS (in the case of U.S. taxpayers), or based on the cost of a commercial ticket (in the case of U.K. taxpayers), to the extent that the value derived by such applicable method exceeds the amount the executive has paid us for such personal use.

        The methods we use to determine our incremental cost attributable to personal use of our corporate aircraft are described under "Aircraft Policy" below. Because our aircraft are used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase costs of aircraft and costs of maintenance and upkeep.

        For our management-level employees in The Netherlands, in the U.K. and in certain other European countries, including three of our named executive officers who work in these locations, we either provide use of a company auto or an annual auto allowance, with variations in the cost of providing this benefit based on the employee's position and location.

        We also provide personal benefits to one of our named executive officers under our expatriate policy applicable to U.S. citizens working in Europe. These benefits include an allowance for the increased cost of living (housing, goods and services) in the European location relative to the U.S., tuition for dependents, home leave travel, tax preparation fees and relocation expenses on termination of the assignment. In determining the amount of the cost of living differential under this policy, we use a third party service which takes into account size of family, location and income, up to a capped amount of income.

        Our named executive officers also participate in various benefit plans offered to all salaried employees in the applicable country of employment.

  New Senior Executive Performance Incentive Plan

        Plan Terms.    On October 31, 2006 and November 1, 2006, our compensation committee and board of directors, respectively, authorized the implementation of a new performance-based incentive plan for our senior executives (the Senior Executive Performance Plan) pursuant to the LGI Incentive Plan. In authorizing implementation of the Senior Executive Performance Plan, the committee and the board identified three principal goals: to focus the senior management team on the opportunity to maximize the value of LGI through superior operating performance; to supplement the senior management team's current equity compensation position; and to create a critical five-year retention tool to ensure stability of the senior management team.

        The Senior Executive Performance Plan is a five-year plan with a two-year performance period beginning January 1, 2007, and a three-year service period beginning January 1, 2009. At the end of the two-year performance period each participant may become eligible to receive varying percentages of a maximum award specified for such participant, based on our achievement of specified compound annual growth rates, or CAGRs, in consolidated operating cash flow, adjusted for events such as acquisitions, dispositions and changes in foreign currency exchange rates that affect comparability. If the CAGR is less than 12%, no participant will be eligible to receive any amount under the Senior Executive Performance Plan. At CAGRs ranging from 12% to 17%, the percentages of the maximum achievable awards that participants will become eligible to receive will range from 50% to 100% of the maximum achievable award, subject to the other requirements of the Senior Executive Performance Plan. The amount of the award initially determined on this basis may be reduced in the discretion of the compensation committee based on an assessment of such participant's individual job performance during the performance period.

        The amount of the award so determined for a participant will be paid or will vest during the following three-year period, and will be subject to forfeiture or acceleration in certain circumstances. Further, the compensation committee will have the discretion to reduce the unpaid balance of a participant's award by up to 50% based on an assessment of such participant's individual job performance during that period. Payment of awards may be made in restricted shares of our Series A and Series C common stock, unrestricted shares of our Series A and Series C common stock, cash or any combination of the foregoing, at the committee's discretion, subject to the LGI Incentive Plan's limitations on the number of shares that may be subject to equity awards granted to any person in any calendar year and on the amount of cash that may be received by any person in any calendar year with respect to cash awards. See "Incentive Plans — LGI Incentive Plan". Payments will be made or will vest in equal semi-annual installments on each March 31 and September 30, commencing March 31, 2009. The compensation committee has determined that its current intention is to settle awards earned under the Senior Executive Performance Plan in stock, although it reserved the right to change that determination in the future. Participants in the Senior Executive Performance Plan will generally not be eligible for grants of equity awards under the LGI Incentive Plan during the two-year performance period.

        In February 2007, the compensation committee approved the final plan documentation and determined the maximum achievable awards under the Senior Executive Performance Plan for our current executive officers. For our named executive officers, the maximum achievable awards are: Michael T. Fries — $64,000,000; Charles H.R. Bracken — $35,000,000; W. Gene Musselman — $35,000,000; and Shane O'Neill — $35,000,000. For illustration purposes only, the numbers of restricted shares of our common stock that would be issued to our named executive officers in payment of the maximum award, assuming the market price of our common stock at that time was equal to the average of the closing prices of our Series A and Series C common stock on March 30, 2007 ($31.785) are: Michael T. Fries — 2,013,528 shares; Charles H.R. Bracken — 1,101,148 shares; W. Gene Musselman — 1,101,148 shares; and Shane O'Neill — 1,101,148 shares.

        Variations in the size of awards take into account the individual's responsibility and role with respect to overall corporate policy-making, management and administration and in relation to achievement of our performance objectives. A portion of the aggregate $313.5 million in maximum awards under the Senior Executive Performance Plan has not yet been allocated.

        Information and Analyses Considered.    During the development of the Senior Executive Performance Plan, our compensation committee considered senior management proposals for the design of the plan and information and analyses presented by management, including:

  •
  a comprehensive tally sheet of our executives' estimated total compensation for 2006;

  •
  the percentage of our equity represented by outstanding equity awards held by the prospective participants in the plan;

  •
  a summary of the value realized by the prospective participants from option and SAR exercises over the two and one-half year period ending in June 2006;

  •
  a summary of the estimated future value of the currently outstanding equity awards held by each prospective participant assuming specified annual increases in our stock price through 2010;

  •
  an analysis of the hypothetical increase in our equity value through 2010 applying assumptions based on our long-range plan and varying multiples of operating cash flow; and

  •
  analyses of tax and accounting treatments.

        Our compensation committee also considered: (a) alternative structures presented by its compensation consultant for consideration, (b) the consultant's recommended changes to certain terms of management's proposal, and (c) certain data and analyses provided by the consultant. The compensation consultant engaged by the compensation committee has not previously been retained by LGI and did not advise management or receive any other compensation from LGI other than its fee for advising the compensation committee. The consultant provided the compensation committee with analyses of market data related to executive compensation levels and practices at 11 companies in the broadcasting and cable television industry classification and two companies in the integrated telecommunications services industry classification. The list of 13 companies was jointly developed by the consultant and our compensation committee and included a mix of companies with primarily domestic operations, companies with primarily foreign operations and companies that are larger than, smaller than or equivalent in size to our company in terms of sales, market capitalization and other measures. The compensation committee reviewed the data for general informational purposes only and not with a view to setting the compensation levels of our executives at any particular percentile of compensation of the comparator group.

        Our compensation committee requested data on compensation in the private equity market because private equity firms have been our principal competitors for acquisitions and talent and, in the compensation committee's view, presented the most significant threat to the stability of our management team. Because there is little or no publicly available data on compensation in the private equity market, the data provided by the consultant was limited to a summary of the percentage of equity reserved for management in several recent leveraged buyout transactions. Our compensation committee also took note of a competing employment offer received by one of our executives.

        Emphasis on Achievement of Identified Goals.    In approving the Senior Executive Performance Plan, our compensation committee and our board determined that the terms of the plan were appropriately designed to achieve the identified goals. The plan emphasizes superior operating performance by requiring a double digit growth rate for any award to be earned and a high 17% growth rate for the maximum award to be earned. Operating cash flow was selected as the performance metric because it is the primary measure used by our board and management to evaluate our operating performance and to decide how to allocate capital and resources to our operating segments. We also believe it is one of the principal measures used by analysts and investors to compare our performance to other companies in our industry, although our definition of operating cash flow may differ in some respects from cash flow measurements provided by other public companies.

        In lieu of annual equity awards during the two-year performance period, the senior management team will have the opportunity to participate in the estimated future value creation associated with achieving the superior growth rates set by the plan. This is designed to ensure that senior management, as a team, is focused on meeting our performance objectives, while supplementing their current stock-based compensation which is inherently tied to stock price movements. The requirement that each participant continue to achieve specified individual performance ratings in our annual performance review process is intended to ensure that all participants in the plan are contributing to our success in their respective areas of responsibility.

        The current intention of our compensation committee is to pay awards that are earned under the plan in restricted stock at the beginning of 2009, although it has reserved the right to use other forms of consideration based on market conditions at the time. This will further serve the goal of supplementing the senior management team's current equity compensation while strengthening the alignment of their interests with those of our stockholders over the three-year service/vesting period.

        Our compensation committee and board viewed stability of current management as a critical factor in achieving our performance objectives. To meet this retention goal, the term of the plan was set at five years, with a three-year service/vesting period during which awards earned in the performance period will be subject to the risk of forfeiture or reduction. Our normal vesting schedule was also modified for purposes of the plan to provide for semi-annual rather than quarterly vesting.

        To ensure that the interests of certain key personnel at other levels in our organization are aligned with the interests of our senior management team in achieving our performance goals, a similar plan providing for aggregate maximum achievable awards of $86.5 million has been established for approximately 40 participants.

  Tax and Accounting Considerations

        In making its compensation decisions, our compensation committee considers the limitations on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. That provision prohibits the deduction of compensation in excess of $1 million paid to certain executives, subject to certain exceptions. One exception is for performance-based compensation, including stock options and SARs granted under stockholder-approved plans such as the LGI Incentive Plan. Our compensation committee generally seeks to design the principal elements of our compensation program, such as option/SAR grants, annual cash performance awards and our Senior Executive Performance Plan, so as to ensure deductibility consistent with the requirements of Section 162(m). It has not, however, adopted a policy requiring all compensation to be deductible in order to maintain flexibility in making compensation decisions. Certain portions of the compensation paid to our named executive officers, such as non-business use of our corporate aircraft for which we are not reimbursed and restricted share grants that do not include a performance condition to vesting, may not be deductible due to the application of Section 162(m). Our compensation committee also endeavors to ensure that any compensation that could be characterized as non-qualified deferred compensation complies with Section 409A of the Internal Revenue Code, including by amending existing compensatory arrangements.

        Our compensation committee also takes into account from time to time, as appropriate, the accounting treatment of compensation elements in determining types and levels of compensation, including method of payment, for our executive officers.

  Recoupment Policy

        Our Senior Executive Performance Plan provides that if our company's consolidated financial statements for any of the years ended December 31, 2006, 2007 or 2008 are required to be restated at any time as a result of an error (whether or not involving fraud or misconduct) and our compensation committee determines that if the financial results had been properly reported the portion of the maximum achievable awards that would have been earned by participants under the Senior Executive Performance Plan would have been lower than the awards actually earned by them, then each participant will be required to refund and/or forfeit the excess amount of his or earned award.

        Except as described above, we have not yet adopted an incentive compensation recoupment policy related to restatements of our financial statements.

Compensation Committee Report

        The compensation committee has reviewed the "Compensation Discussion and Analysis" above and discussed it with management. Based on such review and discussions, the compensation committee recommended to our board that the "Compensation Discussion and Analysis" be included in this proxy statement.

Submitted by the Members of the Compensation Committee: John P. Cole, Jr. Larry E. Romrell J.C. Sparkman

Summary Compensation

        The table below summarizes the total compensation paid or earned by each of our named executive officers for services rendered to us and our subsidiaries for the year ended December 31, 2006.

        In June 2004, Mr. Malone was awarded options by our predecessor, LMI, as his primary form of compensation for his services. The amounts reflected in columns (e) and (f) of the table below for Mr. Malone relate to this and other equity awards granted to him prior to 2006, which are more fully described under the heading "Employment and Other Agreements — John C. Malone" and in the notes to the table under "Outstanding Equity Awards at Fiscal Year-End" below.

        The named executive officers did not receive payments that would be characterized as "Bonus" payments for the fiscal year ended December 31, 2006. The amounts reflected in column (g), "Non-Equity Incentive Plan Compensation", represent 2006 cash performance awards earned in 2006 but paid in 2007.

(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)		(i)
Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Michael T. Fries Chief Executive Officer and President	2006	$900,346		—	$1,051,513	$2,927,773	$1,600,000	$16,743	(3)	$6,496,375
Charles H.R. Bracken Senior Vice President, Co-Chief Financial Officer (Principal Financial Officer)	2006	$649,271	(4)	—	$222,064	$1,897,044	$1,000,000	$73,384	(4)(5)	$3,841,763
John Malone Chairman of the Board and a Director	2006	—		—	$1,353,930	$4,157,067	—	—		$5,510,997
W. Gene Musselman President and Chief Operating Officer, UPC Broadband Division	2006	$605,880		—	$222,064	$1,897,044	$1,000,000	$1,189,115 (3)(6)(7)		$4,914,103
Shane O'Neill Senior Vice President, Chief Strategy Officer	2006	$576,843	(4)	—	$222,064	$1,897,044	$1,000,000	$468,665 (4)(5)(6)(8)		$4,164,616

(1)
The dollar amounts in columns (e) and (f) reflect the stock compensation amount recognized for restricted stock awards and for option/SAR awards, respectively, in accordance with FAS 123R for financial statement reporting purposes with respect to the fiscal year ended December 31, 2006. These dollar amounts include stock compensation attributable to awards granted prior to 2006 that were not fully vested prior to 2006, as well as awards granted during 2006, and exclude the impact of estimates for forfeitures as these are service-based vesting awards. Below are the assumptions used to determine the compensation amounts related to awards granted in, and prior to, 2006.

	2001	2003	2004	2005	2006
Risk-free interest rate	4.986%	4.396%	3.61%-4.36%	3.7%-4.55%	4.58%-5.2%
Expected Life	10 years	2.25 years	6 years	4-6 years	4.5-6 years
Expected Volatility	46.9%	28.4%	25%-100%	25.25%-45.6%	24.8%-29.6%
Expected Dividend Yield	None	None	None	None	None
(2)
The amounts in column (g) reflect the cash performance awards earned by the named executive officers during 2006 under the LGI Incentive Plan, as more fully described under "Compensation Discussion and Analysis — Elements of Our Current Compensation Packages — 2006 Annual Performance Awards" above. The compensation committee determined the final award amounts at its February 26, 2007 meeting, which awards were paid out shortly thereafter.

(3)
The amounts shown in column (h) for Messrs. Fries and Musselman, who are U.S. citizens, include:

•
Matching employer contributions to our 401(k) Plan of $15,000 for each of Messrs. Fries and Musselman. Under this plan, participants may make contributions annually, subject to federal limits, and we make a matching contribution equal to 100% of the participant's contribution up to 10% of their cash compensation (excluding awards under the LGI Incentive Plan). Messrs. Fries and Musselman are fully vested in their 401(k) accounts.

•
Premiums for term life insurance under our group term life insurance benefit plan for U.S. employees. Under the plan, each U.S. employee is provided with employer-paid coverage equal to twice the employee's annual salary up to a maximum coverage of $400,000 for employees with an annual salary of less than $266,000 and, upon an employee's election and subject to passing a medical examination, 1.5 times an employee's annual salary up to a maximum of $1,000,000 for employee's with an annual salary of $266,000 or more.

(4)
In 2006, Mr. Bracken and Mr. O'Neill received their salaries and certain perquisites and employee benefits in British pounds, which have been converted for this presentation to U.S. Dollars based upon the average exchange rate in effect during 2006.

(5)
The amounts shown in column (h) for Messrs. Bracken and O'Neill, who are not U.S. citizens and were employed during 2006 by our U.K. subsidiary, Liberty Global Europe Ltd. (LGE) include:

•
Employer contributions to the Liberty Global Europe Ltd. Group Personal Pension Plan of $45,449 for Mr. Bracken and $46,147 for Mr. O'Neill. This plan provides an individual pension plan, which is a defined contribution, money purchase retirement savings plan, for each participating U.K. employee. Under the plan, the employer makes contributions annually to the participant's pension plan equal to a percentage of the participant's base salary, which varies based on age group, subject to an annual cap of £215,000 ($420,744 at December 31, 2006) and a lifetime cap of £1.5 million ($2.9 million at December 31, 2006). Currently, the employer contributions applicable to Messrs. Bracken and O'Neill are 7% and 8% of base salary, respectively. The maximum employer contribution is 10% of base salary for employees over the age of 50. The participant is not required to make any contribution nor are the participant's contributions capped. Messrs. Bracken and O'Neill are fully vested in their pension accounts.

•
Premiums for term life insurance under LGE's group life assurance policy for U.K. employees. Under the policy, each U.K. employee is provided with employer-paid coverage equal to four times the employee's annual salary up to maximum coverage of £600,000 ($1.2 million at December 31, 2006). This cap does not apply for employees who, like Mr. Bracken and Mr. O'Neill, have passed an approved medical examination.

•
Auto allowance payments of $26,715 for each of Mr. Bracken and Mr. O'Neill.

(6)
The amounts shown in column (h) for Messrs. Musselman and O'Neill include our aggregate incremental cost attributable to a family member or guest accompanying such individual on the corporate aircraft during one or more business trips. This incremental cost for personal passengers is determined based on our average direct variable costs per passenger for aircraft fuel and in-flight food and beverage services, plus, when applicable, customs and immigration fees specifically incurred.

(7)
In addition to the amounts referenced in notes 3 and 6 above, the amounts shown in column (h) for Mr. Musselman also include the following benefits received by Mr. Musselman as an expatriate working in our Amsterdam, The Netherlands office, in accordance with our expatriate policy for U.S. citizens working in Europe:

•
Cost of living differential of $91,694

•
Use of a company auto ($19,283), tuition for dependents ($23,112), home leave travel ($20,175) and tax preparation fees

•
Tax related payments in 2006 as follows:

foreign tax payments ($953,846); U.S. tax payment ($14,970); and tax equalization payment ($47,554). Although these payments were paid in 2006, some relate to expatriate benefits in prior years. Because of time lags in tax determination, differences in taxable periods between jurisdictions and the availability of foreign tax credits or refunds, there may be significant differences in incremental tax payments from year to year. Also, the foregoing amounts do not reflect offsets resulting from tax withholding from Mr. Musselman during 2006. As a result, these amounts may overstate our actual incremental costs for tax-related payments on behalf of Mr. Musselman as we may receive substantial credits or refunds in subsequent years.

(8)
In addition to the amounts referenced in notes 5 and 6 above, the amounts shown in column (h) for Mr. O'Neill also include the following:

•
Cash proceeds of $393,427 from certain nontransferable options awarded to Mr. O'Neill by an affiliated company for his services as a director of such company. We allowed Mr. O'Neill to retain such proceeds in recognition of his role in managing and disposing of our investment in such company.

•
Our aggregate incremental cost attributable to Mr. O'Neill's personal use of our aircraft. Aggregate incremental cost for personal use of our aircraft is determined on a per flight basis and includes fuel, hourly costs of aircraft maintenance for the applicable number of flight hours, in-flight food and beverage services, trip-related hanger and tie down costs, landing and parking fees, travel expenses for crew and other variable costs specifically incurred.

Grants of Plan-Based Awards

        The table below sets forth certain information concerning awards granted to our named executive officers under the LGI Incentive Plan during the year ended December 31, 2006.

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
								Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Michael T. Fries
Series A	May 2, 2006				22,500				$460,800
Series A	May 2, 2006					65,000		$20.48	$419,056
Series C	May 2, 2006				22,500				$448,200
Series C	May 2, 2006					65,000		$19.92	$407,597
	March 8, 2006	—	$800,000	$1,600,000
United Chile	December 22, 2006					200,000	(4)	$19.23	$0
Charles H.R. Bracken
Series A	May 2, 2006				22,500				$460,800
Series A	May 2, 2006					42,500		$20.48	$273,998
Series C	May 2, 2006				22,500				$448,200
Series C	May 2, 2006					42,500		$19.92	$266,506
	March 8, 2006	—	$500,000	$1,000,000
John T. Malone
Series A	—
Series C	—
W. Gene Musselman
Series A	May 2, 2006				22,500				$460,800
Series A	May 2, 2006					42,500		$20.48	$273,998
Series C	May 2, 2006				22,500				$448,200
Series C	May 2, 2006					42,500		$19.92	$266,506
	March 8, 2006	—	$500,000	$1,000,000
Shane O'Neill
Series A	May 2, 2006				22,500				$460,800
Series A	May 2, 2006					42,500		$20.48	$273,998
Series C	May 2, 2006				22,500				$448,200
Series C	May 2, 2006					42,500		$19.92	$266,506
	March 8, 2006	—	$500,000	$1,000,000

(1)
As described under "Compensation Discussion and Analysis — Elements of Our Current Compensation Packages — 2006 Annual Performance Awards" above, if the base performance objective set by our compensation committee for 2006 cash performance awards under the LGI Incentive Plan was achieved, our compensation committee could approve payment to each named executive officer of an amount equal to 200% of the 2006 target performance award applicable to such individual, subject to our compensation committee's discretion to reduce the award payable to any named executive officer by any amount it deemed appropriate. Because the actual award could be as low as 0% of the target annual performance award, no amount is reflected in the threshold column. The actual amount of the 2006 cash performance award approved for each named executive officer is reflected in column (g) of the table under "Summary Compensation" above.

(2)
The share amounts shown in this column reflect the number of restricted shares of each series of our common stock granted to each named executive officer pursuant to the LGI Incentive Plan. These shares vest over four years at the rate of 12.5% on November 2, 2006 and 6.25% each quarter thereafter.

(3)
The share amounts shown in this column (other than those described in note 4 below) reflect the number of shares of each series of our common stock underlying non-qualified stock options, in the case of Messrs. Fries and Musselman, and underlying stock appreciation rights, in the case of Messrs. Bracken and O'Neill, granted to each such named executive officer pursuant to the LGI Incentive Plan. These awards vest over four years at the rate of 12.5% on November 2, 2006 and 6.25% each quarter thereafter and were granted with exercise or base prices equal to the closing price of the applicable series of our common stock on the grant date.

(4)
Pursuant to a synthetic option plan adopted by our subsidiary United Chile in December 2006, Mr. Fries received a grant of 200,000 synthetic options with respect to hypothetical shares of United Chile. United Chile's plan replaced the former UIH Latin America, Inc. Stock Option Plan which was terminated in connection with an internal restructuring. All awards under United Chile's plan have been designed to be the economic equivalent of the awards outstanding under the UIH Latin America plan at the time of its termination, all of which awards were fully vested. Upon exercise of a United Chile synthetic option, the amount payable to the holder will equal the amount by which the fair market value of a share of United Chile, as determined by our compensation committee, exceeds the exercise price. Payment of the amount will be made in cash upon expiration of the synthetic option regardless of the date of exercise. No interest will accrue on such payment for the period between the date of exercise and the date of payment.

Outstanding Equity Awards at Fiscal Year-End

        The table below sets forth certain information concerning options, SARs and restricted stock held by our named executive officers at year end 2006.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)		Market Value of Shares or Units of Stock that have Not Vested ($)
Michael T. Fries
Series A	517,198				$9.85		01/30/12	8,170	(3)	$1,662,220
			110,983	(1)	$6.84	(2)	10/01/13	29,166	(4)
	59,045		88,572	(3)	$19.64		11/24/14	19,687	(5)
	38,790		25,860	(1)	$12.54		10/01/13
			110,983	(1)	$10.90		10/01/13
	43,750		96,250	(4)	$24.02		07/14/12
	8,126		56,874	(5)	$20.48		05/02/13
Series C	317,198				$9.32		01/30/12	8,170	(3)	$1,596,644
			110,983	(1)	$6.48	(2)	10/01/13	29,166	(4)
	59,045		88,572	(3)	$18.60		11/24/14	19,687	(5)
	38,790		25,860	(1)	$11.87		10/01/13
			110,983	(1)	$10.31		10/01/13
	43,750		96,250	(4)	$22.73		07/14/12
	8,126		56,874	(5)	$19.92		05/02/13
United Chile	200,000				$19.23		12/06/10
Charles H.R. Bracken
Series A			88,786	(1)	$6.84	(2)	10/01/13	4,770	(3)	$712,922
			88,786	(1)	$10.90		10/01/13	19,687	(5)
	21,550		51,720	(3)	$19.64		11/24/14
	26,562		58,438	(4)	$24.02		07/14/12
	5,313		37,187	(5)	$20.48		05/02/13
Series C			88,786	(1)	$6.48	(2)	10/01/13	4,770	(3)	$684,796
			88,786	(1)	$10.31		10/01/13	19,687	(5)
	21,550		51,720	(3)	$18.60		11/24/14
	26,562		58,438	(4)	$22.73		07/14/12
	5,313		37,187	(5)	$19.92		05/02/13
John C. Malone
Series A	2,155				$30.11		12/15/10
	21,550				$9.85		12/07/11
	74				$17.42		02/03/07
Series B	213,825	(6)			$20.05	(6)	02/28/11	35,562	(8)	$1,043,745
	397,102	(7)			$19.85	(7)	02/28/11
	1,568,562	(9)			$20.10		06/22/14
Series C	2,155				$28.50		12/15/10	35,042	(8)	$981,176
	21,550				$9.32		12/07/11
	213,825				$18.21	(10)	02/28/11
	397,102				$18.03	(11)	02/28/11
	1,568,562	(9)			$18.26		06/22/14
	74				$16.50		02/03/07

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)		Market Value of Shares or Units of Stock that have Not Vested ($)
W. Gene Musselman
Series A		88,786	(1)	$6.84	(2)	10/01/13	4,770	(3)	$712,922
	34,480	51,720	(3)	$19.64		11/24/14	19,687	(5)
		88,786	(1)	$10.90		10/01/13
	3,903			$16.93		09/15/14
	26,562	58,438	(4)	$24.02		07/14/12
	5,313	37,187	(5)	$20.48		05/02/13
Series C		88,786	(1)	$6.48	(2)	10/01/13	4,770	(3)	$684,796
	34,480	51,720	(3)	$18.60		11/24/14	19,687	(5)
		88,786	(1)	$10.31		10/01/13
	3,903			$16.02		09/15/14
	26,562	58,438	(4)	$22.73		07/14/12
	5,313	37,187	(5)	$19.92		05/02/13
Shane O'Neill
Series A	88,786	88,786	(1)	$6.84	(2)	10/01/13	4,770	(3)	$712,922
	88,786	88,786	(1)	$10.90		10/01/13	19,687	(5)
	1,171			$16.93		09/15/14
	34,480	51,720	(3)	$19.64		11/24/14
	26,562	58,438	(4)	$24.02		07/14/12
	5,313	37,187	(5)	$20.48		05/02/13
Series C	88,786	88,786	(1)	$6.48	(2)	10/01/13	4,770	(3)	$684,796
	88,786	88,786	(1)	$10.31		10/01/13	19,687	(5)
	1,171			$16.02		09/15/14
	34,480	51,720	(3)	$18.60		11/24/14
	26,562	58,438	(4)	$22.73		07/14/12
	5,313	37,187	(5)	$19.92		05/02/13

(1)
Vests in two equal annual installments commencing on October 1, 2007.

(2)
Pursuant to the terms of the SARs, upon exercise, the holder will receive stock with a fair market value equal to the excess of (x) the lesser of the capped value or the fair market value of the applicable series of common stock on the date of exercise over (y) the base price, less applicable withholding taxes. For the Series A SARs the capped value is $10.90. For the Series C SARs the capped value is $10.31.

(3)
Vests in 12 equal quarterly installments commencing on February 3, 2007.

(4)
Vests in 11 equal quarterly installments commencing on January 14, 2007.

(5)
Vests in 14 equal quarterly installments commencing on February 2, 2007.

(6)
These options may be exercised for Series A shares instead of Series B shares at the option of the holder. If such holder elects to exercise for Series A shares, the exercise price would be $17.54 per share.

(7)
These options may be exercised for Series A shares instead of Series B shares at the option of the holder. If such holder elects to exercise for Series A shares, the exercise price would be $17.42 per share.

(8)
The award vests in three equal annual installments commencing on June 7, 2007.

(9)
Although these options, which were granted to Mr. Malone in 2004, were fully exercisable on grant, Mr. Malone's rights with respect to these options and any shares issued upon exercise vest in five equal annual installments commencing on June 7, 2005, provided that Mr. Malone continues to have a qualifying relationship (whether as director, officer, employee or consultant) with LGI. See "Employment and Other Agreements — John C. Malone". At December 31, 2006, 941,138 of the Series B options and 941,138 of the Series C options were unvested.

(10)
If the holder exercises his corresponding Series B option for 213,825 Series A shares (see note 6 above), then the exercise price of this Series C option will be $16.61 per share.

(11)
If the holder exercises his corresponding Series B option for 397,102 Series A shares (see note 7 above), then the exercise price of this Series C option will be $16.50 per share.

Option Exercises and Stock Vested

        The table below sets forth certain information concerning each exercise of options and SARs by, and each vesting of restricted stock for, our named executive officers during the year ended December 31, 2006.

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Michael T. Fries
Series A	110,982	(2)	$1,050,444	(3)	26,370	$602,477
Series C	160,982	(4)	$1,597,214	(3)	26,370	$579,370
Charles H.R. Bracken
Series A	88,786	(5)	$840,360	(3)	4,403	$108,784
Series C	88,786	(6)	$821,714	(3)	4,403	$105,293
John C. Malone
Series A	—		—		1,173	$23,824
Series B	—		—		23,708	$558,655
Series C	—		—		24,498	$555,156
W. Gene Musselman
Series A	133,179	(7)	$1,272,748	(3)	4,403	$108,784
Series C	133,179	(8)	$1,250,995	(3)	4,403	$105,293
Shane O'Neill
Series A	—		—		4,403	$108,784
Series C	—		—		4,403	$105,293

(1)
Includes restricted shares withheld by us at the election of each of our named executive officers to pay the minimum withholding tax due upon vesting of the restricted shares in 2006.

(2)
Consists of (x) 55,491 Series A shares subject to stock appreciation rights (Capped SARs), which, by their terms, were automatically exercised on their vesting date and have a capped value of $10.90 per share (which was $14.84 less than the closing market price of our Series A shares on the last trading day preceding the exercise date, which was not a trading day), and (y) 55,491 Series A shares subject to customary stock appreciation rights (Uncapped SARs), which were exercised at the election of Mr. Fries. The actual number of shares issued to Mr. Fries upon exercise of these SARs, after taking into account the spread between the base price and the capped value or the closing market price, as applicable, and giving effect to the withholding of shares for taxes, was 5,157 Series A shares in respect of the exercised Capped SARs and 18,866 Series A shares in respect of the exercised Uncapped SARs.

(3)
Value realized on all Capped SARs has been calculated based upon the applicable capped value, rather than the closing market price of the applicable series of shares on the applicable exercise date.

(4)
Consists of (x) 55,491 Series C shares subject to Capped SARs, which, by their terms, were automatically exercised on their vesting date and have a capped value of $10.31 per share (which was $14.75 less than the closing market price of our Series C shares on the last trading day preceding the exercise date, which was not a trading day), (y) 55,491 Series C shares subject to Uncapped SARs, which were exercised at the election of Mr. Fries, and (z) 50,000 Series C shares underlying stock options, which were exercised at the election of Mr. Fries. The actual number of shares issued to Mr. Fries upon exercise of these SARs, after taking into account the spread between the base price and the capped value or closing market price, as applicable, and giving effect to the withholding of shares for taxes, was 4,996 Series C shares in respect of the exercised Capped SARs and 19,206 Series C shares in respect of the exercised Uncapped SARs. He received 50,000 Series C shares as a result of the exercise of the Series C stock options.

(5)
Consists of (x) 44,393 Series A shares subject to Capped SARs with a capped value of $10.90 per share (which was $14.87 less than the closing market price of our Series A shares on the exercise date), and (y) 44,393 Series A shares subject to Uncapped SARs. These Capped SARs and Uncapped SARs were exercised at the election of Mr. Bracken. The actual number of shares issued to Mr. Bracken upon exercise of these SARs, after taking into account the spread between the base price and the capped value or the closing market price, as applicable, and giving effect to the withholding of shares for taxes, was 4,126 Series A shares in respect of the exercised Capped SARs and 15,113 Series A shares in respect of the exercised Uncapped SARs.

(6)
Consists of (x) 44,393 Series C shares subject to Capped SARs with a capped value of $10.31 per share (which was $14.68 less than the closing market price of our Series C shares on the exercise date), and (y) 44,393 Series C shares subject to Uncapped SARs. These Capped SARs and Uncapped SARs were exercised at the election of Mr. Bracken. The actual number of shares issued to Mr. Bracken upon exercise of these SARs, after taking into account the spread between the base price and the capped value or closing market price, as applicable, and giving effect to the withholding of shares for taxes, was 4,014 Series C shares in respect of the exercised Capped SARs and 15,386 Series C shares in respect of the exercised Uncapped SARs.

(7)
Consists of (x) 44,393 Series A shares subject to Capped SARs, which, by their terms, were automatically exercised on their vesting date and have a capped value of $10.90 per share (which was $14.84 less than the closing market price of our Series A shares on the last trading day preceding the exercise date, which was not a trading day), and (y) 88,786 Series A shares subject to Uncapped SARs, which were exercised at the election of Mr. Musselman. The actual number of shares issued to Mr. Musselman upon exercise of these SARs, after taking into account the spread between the base price and the capped value or the closing market price, as applicable, and giving effect to the withholding of shares for taxes, was 4,485 Series A shares in respect of the exercised Capped SARs and 31,891 Series A shares in respect of the exercised Uncapped SARs.

(8)
Consists of (x) 44,393 Series C shares subject to Capped SARs, which, by their terms, were automatically exercised on their vesting date and have a capped value of $10.31 per share (which was $14.75 less than the closing market price of our Series C shares on the last trading day preceding the exercise date, which was not a trading day), and (y) 88,786 Series C shares subject to Uncapped SARs, which were exercised at the election of Mr. Musselman. The actual number of shares issued to Mr. Musselman upon exercise of these SARs, after taking into account the spread between the base price and the capped value or closing market price, as applicable, and giving effect to the withholding of shares for taxes, was 4,346 Series C shares in respect of the exercised Capped SARs and 31,339 Series C shares in respect of the exercised Uncapped SARs.

Employment and Other Agreements

        We do not have employment, severance or change of control agreements with either Mr. Malone or Mr. Fries. We do, however, have an option agreement with Mr. Malone and a severance policy of a subsidiary that includes Mr. Fries. We have an employment agreement with Mr. Musselman with respect to his expatriate assignment in The Netherlands. In addition, as is customary in the U.K., we have employment agreements with each of Mr. Bracken and Mr. O'Neill. Each of our named executive officers also holds equity awards granted under the LGI Incentive Plan, the incentive plans of UGC and/or the transitional plan for LMI. Such plans are described below under "Incentive Plans".

        Michael T. Fries.    In March 2001, as amended in December 2003, UGC's board of directors approved a severance policy with respect to certain of its employees, including Mr. Fries, that includes change in control provisions. Pursuant to the policy, if a change in control of UGC occurs and within one year of the change in control, UGC terminates Mr. Fries's employment with UGC without cause, Mr. Fries dies, or Mr. Fries terminates his employment with UGC for any reason (subject to timely notice), then all of the equity incentive awards originally granted to him by UGC and held by him upon such termination would vest in full and be exercisable until the third anniversary of the termination date (or their earlier expiration). If, unrelated to or more than one year after a change in control of UGC, the employment of Mr. Fries were terminated by UGC without cause, then the UGC-granted equity incentive awards held by him would vest as to that portion of the awards that would have vested prior to the second anniversary of the date of termination and would remain exercisable until the first anniversary of the termination date (or their earlier expiration). Any vesting and continued exercisability of such equity incentive awards pursuant to the UGC severance policy would be subject to his execution of a release and agreement to a non-competition covenant for a period of 24 months.

        LGI has not adopted a severance policy for its executive officers. Any severance policy is subject to termination or modification at the discretion of our board of directors.

        John C. Malone.    In 2004, we entered into an option agreement with John C. Malone, our Chairman of the Board, pursuant to which we granted stock options to Mr. Malone, under the LGI Incentive Plan, as his primary form of compensation for his services to us. These options currently represent the right to acquire 1,568,562 Series B shares at an exercise price of $20.10 per share and 1,568,562 Series C shares at an exercise price of $18.26 per share. These options were exercisable in full when granted; however, Mr. Malone's rights with respect to the options and any shares issued upon exercise are subject to vesting. These options vest at the rate of 20% per year commencing June 7, 2005, provided that Mr. Malone continues to have a qualifying relationship (whether as a director, officer, employee or consultant) with us. If Mr. Malone ceases to have a qualifying relationship with us (subject to certain exceptions for his death or disability or termination without cause), his unvested options will terminate. Further, we will have the right to require Mr. Malone to sell to us, at the exercise price of the options, any shares of our common stock previously acquired by Mr. Malone upon exercise of options that have not vested as of the date on which Mr. Malone ceases to have a qualifying relationship with us. The option agreement also provides that Mr. Malone will not compete with us, or be connected in any manner with any entity that competes with us (other than LMC), while he has a qualifying relationship with us and for two years after he ceases to have a qualifying relationship with us for any reason other than a change in control.

        Charles H.R. Bracken.    On December 15, 2004, LGE entered into an Executive Service Agreement with Charles H.R. Bracken in connection with the continued appointment of Mr. Bracken as Co-Chief Financial Officer of UGC. Following the LGI Combination, Mr. Bracken became our Co-Chief Financial Officer. The Executive Service Agreement has an indefinite term and may be terminated by either party upon six months' notice or by LGE at any time upon shorter notice and payment to Mr. Bracken of his salary and benefits for any unexpired portion of the six months' notice period at the date his employment terminates. Mr. Bracken's employment may also be terminated immediately upon notice for cause. If LGE terminates Mr. Bracken's employment other than for cause or disability, Mr. Bracken will also be entitled to a severance payment equivalent to his basic salary and benefits for six months, subject to his signing a release. In the event Mr. Bracken becomes disabled and such disability continues for a specified period, LGE may discontinue future payments under the Executive Service Agreement for the duration of his disability or, under certain circumstances, terminate Mr. Bracken's employment as described above.

        Mr. Bracken's basic salary, which for 2007 is £367,000, is subject to annual review and, in the discretion of our compensation committee, upward adjustment. The benefits to which he is entitled pursuant to the Executive Service Agreement include an auto allowance and participation in LGE's Group Personal Pension Plan and group life insurance, permanent health insurance and medical and dental insurance schemes. In addition, the Executive Service Agreement provides for Mr. Bracken to be made whole for any non-U.K. tax liability he may incur with respect to his salary and other amounts due him and for any additional U.K. tax or social security cost he may incur with respect to business expenses or reimbursement paid by LGE for work performed by him outside the U.K.

        The Executive Service Agreement includes restrictions on Mr. Bracken's (a) use or disclosure of trade secrets for so long as they are trade secrets, (b) use or disclosure of confidential or proprietary information during the term of his employment and for two years after termination of his employment, and (c) competition with and solicitation of executives or certain employees of LGE, its parent entities or any subsidiary of LGE or its parent entities for a period of six months after termination of his employment.

        Gene M. Musselman.    Mr. Musselman is employed as President and Chief Operating Officer of our UPC Broadband division pursuant to an employment agreement dated December 4, 2002, as amended, with UGC and its subsidiary, Liberty Global Europe NV, to which he is seconded. Following the LGI Combination, we assumed the obligations of UGC under the agreement. The current expiration date of the agreement is December 31, 2009. Mr. Musselman's employment agreement may be terminated at any time with or without cause. If his employment is terminated by us without cause, Mr. Musselman will be entitled to a severance payment equal to the lesser of his salary for 24 months or his salary for the remaining term of the agreement and repatriation to the U.S., subject to his signing a release.

        Mr. Musselman's base salary, which for 2007 is $619,000, is subject to annual review and, in the discretion of our compensation committee, adjustment. In addition to his base salary, Mr. Musselman receives standard benefits related to his foreign assignment, including a cost of living differential, use of a company auto, tuition reimbursement for dependents, air travel to the U.S. for home leave and tax equalization payments. He also participates in the standard benefit package provided to all of our U.S. employees, including group life insurance, medical and dental coverage, disability insurance and our 401(k) Plan. The agreement includes restrictions on Mr. Musselman's use or disclosure of confidential information during or after the term of his employment.

        Shane O'Neill.    On January 10, 2005, LGE entered into an Executive Service Agreement with Mr. O'Neill in connection with the continued appointment of Mr. O'Neill as the Chief Strategy Officer of UGC Europe and President of its Chellomedia division. Following the LGI Combination, he also became our Chief Strategy Officer. With the exception of the description of his duties and basic salary, the terms of Mr. O'Neill's Executive Service Agreement are substantially the same as those of Mr. Bracken's Executive Service Agreement. Mr. O'Neill's basic salary for 2007 is £326,000 and is subject to annual review and, in the discretion of our compensation committee, upward adjustment.

Aircraft Policy

        In November 2005, our board approved a policy for the personal use of our aircraft by members of our board, our chief executive officer and such other senior executives as may be approved by our chief executive officer. The policy requires each user to lease the corporate aircraft for personal use pursuant to an aircraft time sharing agreement and to pay us an amount equal to the aggregate incremental cost of each flight up to certain limits established under the Federal Aviation Administration rules. Incremental costs may include fuel, oil, lubricants and other additives, hanger and tie down costs away from aircraft home airport, travel expenses for crew, landing and parking fees, customs and immigration fees, insurance obtained for a specific flight, in-flight food and beverage services, ground transportation, de-icing fees and flight planning and weather contract services.

        With approval, family members or guests may join a senior executive or director on a business flight. We do not charge for these additional passengers. For SEC disclosure purposes, however, we calculate an incremental cost for additional passengers, who are personal guests of our named executive officers or directors, which is treated as a personal benefit to the applicable named executive officer or director. Such incremental cost is determined based on our average direct variable costs per passenger for fuel and in-flight food and beverage services, plus, when applicable, customs and immigrations fees specifically incurred. For U.S. tax reporting purposes, when family members or guests of a director or senior executive travel on business flights, the value of such personal use, determined using a method based on SIFL rates as published by the IRS, is imputed as income to such director or senior executive. For tax reporting purposes in the U.K., when family members or guests of a senior executive travel on business flights, the value of such personal use, determined based on the cost of a commercial ticket, is imputed as income to such senior executive. A director or senior executive may also have imputed income from SIFL (in the case of U.S. taxpayers) or from commercial ticket cost (in the case of U.K. tax payers) for a personal flight if the imputed amount exceeds the incremental costs paid for use of the plane. In accordance with applicable tax rules and regulations, such imputed income is included in taxable income for the applicable director or senior executive.

        Notwithstanding the policy, we and our flight crew retain the authority to determine when a flight may be cancelled or changed for safety or maintenance reasons. For use of our aircraft by Mr. Schneider, see "Certain Transactions — Gene W. Schneider Employment Agreement".

Potential Payments upon Termination or Change in Control

        The following summarizes the potential payments and other benefits to our named executive officers in connection with termination of their employment or a change in control. The summaries do not include payments or other benefits under incentive plans and other benefit plans and policies which apply equally to all salaried employees participating in such plans. The information provided is based on the following assumptions:

  1.
  The date of termination is December 31, 2006.

  2.
  The price per share of Series A stock is $29.15, the price per share of Series B stock is $29.35, and the price per share of Series C stock is $28.00.

  3.
  The amounts for Messrs. Bracken and O'Neill include payment during a 6 month notice period and assume the employee is not working during such notice period. Also, compensation to these executive officers is paid in British pounds, which have been converted to U.S. dollars based upon the average exchange rate in effect during 2006.

        The potential payments and benefits described below are based on these assumptions. The actual amounts may be different at the time of termination due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.

        Michael T. Fries.    Under the UGC severance policy, which is described in greater detail under "Employment and Other Agreements — Michael T. Fries" above, if a change in control of UGC occurs and within one year of the change in control UGC terminated Mr. Fries's employment without cause or Mr. Fries died or resigned for any reason (subject to timely notice), then Mr. Fries's outstanding

UGC-granted equity incentive awards would vest in full. If, unrelated to or more than one year after a change in control, UGC terminated Mr. Fries's employment without cause, that portion of Mr. Fries's outstanding UGC-granted equity incentive awards that would have vested prior to the second anniversary of his termination date would vest in full on the termination date. As a condition to receiving the benefit of accelerated vesting of UGC-granted equity incentive awards, Mr. Fries would be required to sign a release and agree to a covenant not to compete with UGC and its subsidiaries in the broadband communications business and not to solicit its employees for a period of two years following termination of his employment.

        The following table summaries the potential benefits to Mr. Fries had termination of his employment occurred under any of the circumstances described above as of December 31, 2006:

Value of Accelerated UGC Equity Awards ($)
Event
	Series A	Series C
Within One Year of a Change in Control of UGC (other than for cause)	$3,986,040(1)	$3,866,813(1)
Without Cause by UGC	$3,625,863(1)	$3,513,015(1)

(1)
Based on the spread between the exercise or base price of the award and the closing market price on December 31, 2006, or, in the case of capped SARs, the lesser of the capped value and such closing market price.

        Charles H.R. Bracken.    If Mr. Bracken's employment is terminated by us other than for cause or disability, he is entitled to six months' notice of such termination, during which time LGE will be obligated to continue to pay or provide his salary and benefits and his equity awards will continue to vest. He is entitled to an additional six months' of salary and benefits as a severance payment, provided he is terminated (other than for cause or disability) and he signs a release. During the notice period, Mr. Bracken's salary and benefits would be paid on normal payment dates unless LGE, in its discretion, elected to pay them in a lump sum. The severance payment would be made in a lump sum in cash.

				Value of Continued Vesting of Equity Awards ($)
Event	Salary Continued ($)	Benefits Continued ($)	Severance ($)
				Series A	Series C
Without Cause or Disability — Notice Period	$324,635	$40,116	—	$287,682(1)	$280,939(1)
Without Cause or Disability at Termination	—	—	$364,751	—	—

(1)
Based on the spread between the base price of the award and the closing market price on December 31, 2006, assuming such market price is the same as the closing market price on the vesting dates.

        John C. Malone.    If Mr. Malone's qualifying relationship with LGI for purposes of the options granted to him in 2004 was terminated by LGI without cause, the portion of such options that would have vested on the next annual vesting date in the calendar year of termination, if any, will vest on the date his qualifying relationship terminates. He would have a period equal to 90 days, plus 180 days for each year of employment with LGI and its predecessors (including LMC and its predecessors), following termination to exercise his vested options, provided that no such options will remain exercisable beyond their expiration date. His unvested options would be forfeited. The foregoing provisions were standard in all award agreements for options granted to salaried employees under the LGI Incentive Plan prior to the LGI Combination in 2005. As described under "Incentive Plans — LGI Incentive Plan", following the LGI Combination, the standard form of option award agreement under the LGI Incentive Plan was revised to change the vesting schedule to quarterly vesting and to provide that on termination of employment by LGI without cause more than six months after the grant date, a pro rata portion of the options that would have vested on the next quarterly vesting date, based on the number of full months worked in the quarterly vesting period prior to termination, will vest as of the termination date.

        If Mr. Malone's qualifying relationship had been terminated as of December 31, 2006, Mr. Malone would not have received any additional compensation with respect to these options (the annual vesting date for which is in June).

        Mr. Malone does not participate in any other performance award plans provided by LGI or any benefit programs. He does, however, have options granted under the transitional plan for LMI and a non-employee director plan for UGC. All options under these plans are fully vested. Any rights related to such options upon a termination would be in accordance with the applicable plan under which the option was granted. See "Incentive Plans" for a description of each of these plans.

        W. Gene Musselman.    If Mr. Musselman's employment is terminated without cause by us, provided he signs a release, he will be entitled to receive a severance payment equal to 24 months of his base salary or his base salary to December 31, 2009, whichever is less, and he and his family will be entitled to repatriation to a destination of his choosing in the United States. Any rights related to previously granted equity awards would be in accordance with the applicable plan under which the award was granted.

			Value of Continued Vesting of Equity Awards ($)
	Severance Payment ($)	Estimated Repatriation Costs ($)
			Series A	Series C
Without Cause	$1,189,760	$50,000	—	—

        Shane O'Neill.    If Mr. O'Neill's employment is terminated by us other than for cause or disability, he is entitled to six months' notice of such termination, during which time LGE will be obligated to continue to pay or provide his salary and benefits and his equity awards will continue to vest. He is entitled to an additional six months' of salary and benefits as a severance payment, provided he is terminated (other than for cause or disability) and he signs a release. During the notice period, Mr. O'Neill's salary and benefits would be paid on normal payment dates unless LGE, in its discretion, elected to pay them in a lump sum. The severance payment would be made in a lump sum in cash.

				Value of Continued Vesting of Equity Awards ($)
Event	Salary Continued ($)	Benefits Continued ($)	Severance ($)
				Series A	Series C
Without Cause or Disability — Notice Period	$288,421	$69,033	—	$287,682(1)	$280,939(1)
Without Cause or Disability at Termination	—	—	$357,454	—	—

(1)
Based on the spread between the base price of the award and the closing market price on December 31, 2006, assuming such market price is the same as the closing market price on the vesting dates.

DIRECTOR COMPENSATION

Compensation Policy

        Set forth below is a description of our current policy for compensation of our non-employee directors. The policy is subject to review annually by our nominating and corporate governance committee. In June 2006, our nominating and corporate governance committee approved amendments to the compensation policy, which were adopted by the full board. Our directors are also entitled to the benefit of our policy on personal usage of our aircraft set forth above.

  Cash Compensation

        For each full year of service, each member of our board, who is not an employee of LGI, receives an annual retainer of $20,000. In addition, each such member receives $1,500 for each in-person meeting he attends (in person or by conference telephone) and $750 for each telephonic meeting he attends of the board or any committee of the board on which he serves. The chair of the audit committee received an additional fee of $10,000 per year. For the periods beginning with third quarter 2006, each director who serves as the chair of the audit committee, the compensation committee or the nominating and corporate governance committee receives a fee for such service of $25,000, $5,000 and $5,000, respectively, for each full year of service in such position. All annual director fees, including fees for chairmanships, are payable in arrears in four equal quarterly installments. Our directors may elect to have their quarterly fee installments paid in our Series A shares instead of in cash. Such election for fees payable for a specific calendar quarter must be made not later than the last day of the immediately preceding calendar quarter. The number of shares issued is based on the fair market value on the last trading day of the quarter for which the election is made. Any fractional share is paid in cash. Directors who are officers or employees of LGI do not receive any additional compensation for their service as directors.

        For periods beginning with the third quarter 2006, for each in-person board meeting held at our offices in Colorado, a non-employee director whose residence is located outside the United States is paid an additional $10,000 if he attends in person, and a non-employee director whose residence in the United States is located east of the Mississippi River is paid an additional $4,000 if he attends in person.

        Generally, the in-person board meetings are held at our offices in Colorado. It is the policy of the board, however, to have one in-person meeting at the location of one of our operations. In 2006, the board met in Dublin, Ireland for its July meeting. In addition, members of the board have an annual retreat with certain members of senior management to review our strategies and goals. We reimburse our non-employee directors for travel, lodging and other reasonable expenses related to their service on our board. We also occasionally make our aircraft available to directors for attendance at meetings or other company-related events.

        For the board meetings or other company-related events held outside of Colorado, we may provide extra activities for members of the board. We may also invite the spouse or a guest of each director to attend events associated with board meetings held outside of Colorado or other company-related events. We generally provide for, or reimburse expenses of, the spouse's or guest's travel, food and lodging for attendance at these events and participation in related activities. To the extent costs for these activities, and costs for any other personal benefits, for a director exceeded $10,000 for the year, they are included in the amounts in the table below.

        From time to time, we provide our directors information on conferences and seminars that may be of interest to them as a director of LGI. For directors who elect to attend these events, we cover the costs as part of our policy to keep members of our board informed on issues that relate to their duties as a director.

  Equity Awards

        As of the date of each of our annual stockholders meetings, each continuing non-employee director receives, at his election, either (a) a grant of options for 10,000 Series A shares and a grant of options for 10,000 Series C shares, or (b) a grant of options for 5,000 Series A shares and a grant of options for 5,000 Series C shares, plus restricted Series A shares with an aggregate fair market value equal to the value of the option for 5,000 Series A shares and restricted Series C shares with an aggregate fair market value equal to the value of the option for 5,000 Series C shares. Such election must be made at least two business days prior to the applicable stockholders meeting. If no election is made, the director will receive the combination award of restricted stock and options. For purposes of determining the number of restricted shares of a series to be granted, the value of the options for the same series is determined using the same valuation methodology as we use to determine the value of option grants in accordance with FAS 123R for financial statement reporting purposes on the date of the applicable annual stockholders meeting. The restricted stock awards vest in full on the date of the first annual stockholders meeting after the date of grant. The option grants have a term of 10 years and vest as to one-third of the option shares on the date of the first annual stockholders meeting after the date of grant and as to an additional one-third of the option shares on the date of each annual stockholders meeting thereafter, provided that the director continues to serve as a director immediately prior to the applicable vesting date. All awards are granted under our 2005 non-employee director incentive plan.

        Our non-employee director incentive plan is designed to provide a method whereby non-employee directors may be awarded additional remuneration for the services they render on our board and committees of our board, and to encourage their investment in our capital stock. Our non-employee director incentive plan is administered by our full board of directors. Our board has the full power and authority to grant eligible non-employee directors the awards described below and to determine the terms and conditions under which any awards are made.

        Our board may grant non-qualified stock options, stock appreciation rights, restricted shares, stock units or any combination of the foregoing under the non-employee director incentive plan (collectively, awards). Only non-employee members of our board of directors are eligible to receive awards under our non-employee director incentive plan. The maximum number of shares of our common stock with respect to which awards may be issued under the non-employee director incentive plan is 10 million, subject to anti-dilution and other adjustment provisions of the non-employee director incentive plan. These shares may be awarded in any series of our common stock, except that no more than five million shares may be awarded in Series B common stock. Shares of our common stock issuable pursuant to awards made under the non-employee director incentive plan will be made available from either authorized but unissued shares or shares that have been issued but reacquired by our company. The non-employee director incentive plan had 9,697,054 shares available for grant as of December 31, 2006.

        In the event a non-employee director's service terminates by reason of a disability or death, all outstanding equity awards held by such director will vest in full. In the event of an approved transaction, board change or control purchase (each as defined in the non-employee director incentive plan), all equity awards then outstanding under the plan will vest in full, unless, in the case of an approved transaction, the board determines, in its discretion, that effective provision has been made for the award to be assumed or replaced with an equivalent equity award. If a non-employee director's service on our board is terminated for cause (as defined in the plan), such director's outstanding equity awards will be forfeited.

2006 Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)(3)(4)	Option Awards ($)(2)(3)(4)	All Other Compensation ($)		Total ($)
John P. Cole, Jr.	$49,000				—		$143,212
Series A			$7,374	$40,825
Series C			$7,175	$38,838
John W. Dick	$57,512				—		$260,356
Series A	$4,988	(5)	—	$101,443
Series C			—	$96,413
Paul A. Gould	$39,573				—		$267,356
Series A	$29,927	(5)	—	$101,443
Series C			—	$96,413
David E. Rapley	$34,500				—		$128,712
Series A			$7,374	$40,825
Series C			$7,175	$38,838
Larry E. Romrell	$22,539				—		$136,712
Series A	$19,961	(5)	$7,374	$40,825
Series C			$7,175	$38,838
Gene W. Schneider	$658,933	(6)			$159,031	(7)	$817,964
Series A			—	—
Series C			—	—
J.C. Sparkman	$43,500				—		$137,712
Series A			$7,374	$40,825
Series C			$7,175	$38,838
J. David Wargo	$52,000				$10,426	(8)	$156,637
Series A			—	$48,200
Series C			—	$46,011

(1)
Mr. Fries, our President and Chief Executive Officer, and Mr. Malone, our Chairman of the Board and a director, are not included in this table because they are named executive officers of LGI and do not receive any additional compensation as directors. For information on their compensation, please see "Executive Compensation — Summary Compensation" above.

(2)
The dollar amounts in the table reflect the stock compensation recognized for the stock awards and option awards in accordance with FAS 123R for financial statement reporting purposes with respect to the fiscal year ended December 31, 2006. These dollar amounts include stock compensation attributable to awards granted prior to 2006 that were not fully vested prior to 2006, as well as awards granted during 2006, and exclude the impact of estimates for forfeitures as these are service-based vesting awards. See note 1 to the table under "Executive Compensation — Summary Compensation" above for details as to the assumptions used to determine these amounts. The differences in the amounts shown among Board members primarily relate to option awards originally made by UGC to certain of our directors which continue to vest. There is no stock compensation attributable to Mr. Schneider's outstanding equity awards under FAS 123R because he was fully vested in all grants prior to 2006.

(3)
At December 31, 2006, the directors had the following awards outstanding:

Name	Series	Options	Restricted Stock
J. Cole	Series A	62,410	1,994
	Series C	62,410	1,995
J. Dick	Series A	41,550	—
	Series C	41,550	—
P. Gould	Series A	42,722	—
	Series C	42,722	—
D. Rapley	Series A	19,364	1,994
	Series C	19,364	1,995
L. Romrell	Series A	19,364	1,994
	Series C	19,364	1,995
G. Schneider*	Series A	959,589	—
	Series C	959,589	—
J. Sparkman	Series A	18,000	1,994
	Series C	18,000	1,995
D. Wargo	Series A	23,192	—
	Series C	23,192	—

  *
  The numbers of shares for Mr. Schneider include outstanding SARs based on 2,635 Series A shares and 2,635 Series C shares.

(4)
For the following directors, the grant date fair value computed in accordance with FAS 123R for option and restricted stock grants in 2006 was as follows:

Name	Options		Restricted Stock
For each of J. Cole, D. Rapley, L. Romrell and J. Sparkman	Series A	$44,251	$44,247
	Series C	$43,034	$43,052
For each of J. Dick, P. Gould and D. Wargo	Series A	$88,501	—
	Series C	$86,069	—
(5)
This is the amount of fees paid in our Series A shares at the election of the director.

(6)
Mr. Schneider receives a salary pursuant to the terms of his employment agreement with UGC, which was assigned to and assumed by us. See "Certain Transactions — Gene W. Schneider Employment Agreement" below. He does not receive any additional compensation for his service as a director.

(7)
Includes (a) our contributions to our 401(k) Plan of $15,000 paid in our Series C shares; (b) premiums paid for term life insurance under our group policy; (c) the aggregate incremental cost of $93,440 attributable to personal use of administrative services provided by us; and (d) pursuant to his employment agreement, compensation of $50,000 related to Mr. Schneider's personal use of our aircraft calculated based on our aggregate incremental cost. After the $50,000 cost threshold for aircraft use was reached, Mr. Schneider fully reimbursed us for his use of the aircraft based on our incremental cost, which was $70,293 in the aggregate.

(8)
Includes our cost for flying such director's spouse on a commercial airline to Ireland ($9,917), where the July 2006 meeting of our board was held, plus costs of food and associated events while in Ireland.

INCENTIVE PLANS

LGI Incentive Plan

        The LGI Incentive Plan is administered by the compensation committee of our board of directors. The compensation committee of our board has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The LGI Incentive Plan is designed to provide additional remuneration to certain employees and independent contractors for exceptional service and to encourage their investment in our company. The compensation committee may grant non-qualified stock options, SARs, restricted shares, stock units, cash awards, performance awards or any combination of the foregoing under the LGI Incentive Plan (collectively, awards). Since the LGI Combination, option and SAR awards granted generally have a seven year term and vest as to 12.5% on the six-month anniversary of grant and thereafter in 14 equal quarterly installments.

        Unless otherwise provided in the applicable award agreement, upon termination of employment, the awards of options, SARs, restricted shares and stock units held by the applicable employee, including our named executive officers, are treated as follows: (a) death or disability (as defined in the LGI Incentive Plan) — all options and SARs held will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested. The options and SARs will remain exercisable for at least one year following such event (but not later than the scheduled expiration date); (b) termination for cause — the immediate termination of all options, SARs and stock units and the forfeiture of all rights to any restricted stock; and (c) termination by LGI without cause — vested options and SARs will be exercisable for at least 90 days, but no more than two years from the date of termination. In each case, any unvested awards (after applying applicable accelerated vesting provisions) are forfeited. Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (each as defined in the LGI Incentive Plan), options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested; provided that such acceleration does not apply in the case of an approved transaction where the compensation committee determines, in its discretion, that effective provision has been made for the award to be assumed or replaced with an equivalent award. The effect of any of the foregoing events on a cash award under the LGI Incentive Plan will be prescribed by the terms of the applicable award.

        The maximum number of shares of our common stock with respect to which awards may be issued under the LGI Incentive Plan is 50 million, subject to anti-dilution and other adjustment provisions of the LGI Incentive Plan, of which no more than 25 million shares may be awarded in Series B common stock. With limited exceptions, no person may be granted in any calendar year awards covering more than 4 million shares of our common stock, of which no more than 2 million shares may consist of Series B common stock. In addition, no person may receive payment for cash awards during any calendar year in excess of $10 million. Shares of our common stock issuable pursuant to awards made under the LGI Incentive Plan are made available from either authorized but unissued shares or shares that have been issued but reacquired by us. Our LGI Incentive Plan had 35,430,183 shares available for grant as of December 31, 2006. These shares may be awarded in any series of stock, except that no more than 23,372,168 shares may be awarded in Series B common stock.

The LMI Transitional Plan

        As a result of the spin off of LMI from LMC's predecessor and related adjustments to LMC's then outstanding stock incentive awards, options to acquire shares of our Series A, B and C common stock were issued to LMI's directors and employees, certain of LMC's employees and all of LMC's directors pursuant to the LMI transitional plan. Such options have remaining terms and vesting provisions equivalent to those of the respective LMC stock incentive awards that were adjusted. Such terms include early termination and accelerated vesting provisions similar to such provisions in the LGI Incentive Plan. No new grants will be made under the LMI transitional plan.

UGC Equity Incentive Plans and UGC Director Plans

        Options, restricted stock and SARs were granted to employees and directors of UGC prior to the LGI Combination under UGC's equity incentive plans and director plans. Awards outstanding under each of these plans were converted into awards with respect to our common stock in the LGI Combination. All other terms of these awards remain the same. The treatment of awards under these plans upon a termination of employment or service is similar to the treatment of awards under the LGI Incentive Plan described above, subject to certain exceptions. For example, (a) some awards do not provide for acceleration of vesting upon death or disability, (b) some awards provide for acceleration of vesting in the event of a termination of employment or service, other than for cause, within one year of a change of control (notwithstanding that such awards were not subject to acceleration as a direct result of the change of control), and (c) some awards must be exercised within 90 days or, in some cases, one year from the applicable date of termination of employment or service. No additional awards will be made under these plans.

CERTAIN TRANSACTIONS

        Under our corporate governance guidelines, if a director has an actual or potential conflict of interest, the director must promptly inform our chief executive officer and the chair of our audit committee. All directors must recuse themselves from any discussion or decision that involves or affects their personal, business or professional interests. Also under our corporate governance guidelines, an independent committee of our board, designated by our board, will resolve any conflict of interest issue involving a director, our chief executive officer or any other executive officer. No related party transaction (as defined by Item 404(a) of Regulation S-K promulgated by the SEC) may be effected without the approval of such independent committee. Our board has designated the audit committee as the independent committee charged with this duty.

Agreement with Mark L. Schneider

        Mr. Schneider, who is the son of our director Gene W. Schneider, executed a consulting agreement with UGC at the end of 2004. The consulting agreement provided that Mr. Schneider would provide consulting services to us or our affiliates for up to 90 days per year for two years beginning January 1, 2005. In consideration for these consulting services, we paid Mr. Schneider an annual fee of €450,000 and reimbursed him for customary office, secretarial and other business expenses (an aggregate of $195,019 for 2005 and 2006). We also paid health and dental insurance costs during the term of the consulting agreement. In addition, Mr. Schneider's SARs that were not previously vested at the time the consulting agreement was entered into, vested in two equal annual increments during the term of the consulting agreement. The consulting agreement terminated in accordance with its terms on December 31, 2006.

Mark L. Schneider Transactions

        Mr. Schneider owns interests in two entities that have been involved in transactions with our indirect subsidiary LGI Ventures BV (LGIV). In accordance with our code of business conduct and corporate governance guidelines, both of these transactions were reviewed and approved by our audit committee.

        In September 2006, LGIV and two other parties formed a joint venture, SportsXchange Ltd, for the purpose of operating internet gaming sites. The three parties each have an equal ownership interest in SportsXchange. Mr. Schneider has a 12.5% equity interest in one of the other joint venture parties. Each joint venture party is required to contribute an aggregate of approximately $4.0 million, a portion of which has been paid and the remainder of which is expected to be paid in mid-2007. An option program may be implemented for up to 20% of the capital of SportsXchange. As part of the program, Mr. Schneider may receive a grant equal to 4% of the capital. The options would not vest until the joint venture parties receive a 110% return on their original investment in SportsXchange. Each of the joint venture parties, including LGIV, has agreed to maintain its interest in SportsXchange for at least two years.

        LGIV and a third party sold their interests in Xtra Music, an audio digital music service, to Music Choice on March 30, 2007. The aggregate purchase price was £220,000 ($433,071 at March 30, 2007), paid with an unsecured interest bearing note, plus the assumption of £180,000 ($354,331 at March 30, 2007) in working capital liabilities. The note is due on the second anniversary of the sale date. In connection with the sale, we entered into carriage agreements with Music Choice for the continued provision of music channels to our subscribers at improved rates. Each of these agreements has a term of four years. We also executed a two-year framework agreement with Music Choice, which among other things, sets out the basis for the rates in the carriage agreements. Mr. Schneider has a 24.3% equity interest in the investor group that owns all of the equity of Music Choice.

Gene W. Schneider Transaction

        In 2001, a subsidiary of UGC entered into an agreement providing for it to make certain premium payments under two joint survivor life insurance policies providing an aggregate death benefit of $30 million on the lives of Gene W. Schneider and his spouse, Louis Schneider (collectively, the Split-Dollar Policy). The Split Dollar Policy is owned by a trust. The subsidiary made premium payments in 2001 and 2002 pursuant to the agreement. Following the enactment of the Sarbanes-Oxley Act, no additional premium payments have been paid by the subsidiary. Since that time, premium payments under the Split Dollar Policy have been funded from the cash surrender value of the Split Dollar Policy. In the event Mr. Schneider ceases to be a director of LGI, the subsidiary may be required to resume making premium payments under the agreement.

Gene W. Schneider Employment Agreement

        In connection with the closing of a transaction on January 5, 2004, pursuant to which LMI gained control of UGC, UGC entered into a five-year employment agreement with Mr. Gene W. Schneider. Pursuant to the employment agreement, Mr. Schneider receives an annual salary of $646,500, is to serve in such capacity as may be requested by our board, and is subject to a five year non-competition obligation (regardless of when his employment under the employment agreement is terminated). Mr. Schneider also has access to our aircraft for personal use without charge provided that such use does not exceed the value of $50,000 in any year based on incremental cost. Thereafter, Mr. Schneider pays for any additional use pursuant to our aircraft policy. The employment agreement may be terminated by us with cause, upon Mr. Schneider's death or disability or by Mr. Schneider. Upon any such termination (other than by us for cause), we will make payments to Mr. Schneider or his personal representatives, as appropriate, for his accrued, but unpaid annual base salary through the termination date and the amount of any annual base salary that would have accrued from the termination date through the end of the employment period. In addition, upon any such termination (other than by us for cause), certain stock options and other equity-based incentives granted to Mr. Schneider shall remain exercisable until the third anniversary of the termination date (or their earlier expiration date). During a period of disability, Mr. Schneider is entitled to receive certain benefits from us.

UGC Merger Transaction Loans

        When a subsidiary of UGC issued shares of its preferred stock in connection with a merger transaction with a subsidiary of LMC in 2002, certain former directors of UGC, including Gene W. Schneider and his son Mark L. Schneider, each delivered full-recourse promissory notes to the subsidiary in the amount of $748,500 in partial payment of their subscriptions for the preferred stock. The loans evidenced by these promissory notes accrued interest at 6.5% per annum and were due and payable on demand on or after January 30, 2003, or on January 30, 2007, if no demand has by then been made. All of these loans have been paid in full. Gene W. Schneider paid his loan in full on June 28, 2006, in the amount of $963,382.

STOCKHOLDER PROPOSALS

        This proxy statement relates to our annual meeting of stockholders for the calendar year 2007, which will take place on June 19, 2007. We currently expect that our annual meeting of stockholders for the calendar year 2008 will be held during the second quarter of 2008. In order to be eligible for inclusion in the proxy materials for the 2008 annual meeting, any stockholder proposal must have been submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 31, 2007, unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2008 annual meeting, any stockholder proposal must have been received at our executive offices at the foregoing address on or before the close of business on March 21, 2008, or such later date as may be determined and announced in connection with the actual scheduling of the annual meeting.

        All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in our proxy materials), our charter and bylaws and Delaware law.

Annual Meeting Admission Ticket

000004
000000000.000 ext 000000000.000 ext
MR A SAMPLE		000000000.000 ext 000000000.000 ext
DESIGNATION (IF ANY)		000000000.000 ext 000000000.000 ext
ADD 1
ADD 2	Least Address Line
ADD 3
ADD 4
ADD 5
ADD 6

2007 Annual Meeting of
Liberty Global, Inc. Shareholders

June 19, 2007, 10:00 a.m. Local Time
Marriott Denver South
at Park Meadows
10345 Park Meadows Drive
Littleton, CO 80124

Upon arrival, please present this
admission ticket and photo identification
at the registration desk.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

Annual Meeting Proxy Card	123456	C0123456789	12345

☐	Please mark this box with an X if you plan to attend the meeting.	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS)

☐	Mark this box with an X to discontinue annual report mailing for your account.		C 1234567890 J N T

A                        Election of Directors Proposal

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold

01 - John W. Dick	☐	☐

02 — J.C. Sparkman	☐	☐

03 — J. David Wargo	☐	☐

B                        Auditors Ratification Proposal

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Auditors Ratification	☐	☐	☐

C                        Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

0 0 9 2 2 5 1	5 U P X	C O Y

Admission Ticket

Notice of 2007 Annual Meeting

June 19, 2007, 10:00 a.m. Local Time

Marriott Denver South at Park Meadows

10345 Park Meadows Drive

Littleton, CO 80124

Liberty Global, Inc.’s Annual Meeting will be held at 10:00 am local time on June 19, 2007, at the [Marriott Denver South at Park Meadows]. If you plan to attend the Annual Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. This ticket, along with a form of personal identification, admits the named Shareholder(s) and one guest.

Your vote is important. Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you vote your shares as soon as possible using one of three convenient methods: over the phone, over the Internet or by signing and returning your proxy card in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

PLEASE DETACH ALONG PERFORATION AND RETURN THIS CARD IF VOTING BY MAIL.

LIBERTY GLOBAL, INC.

SERIES A AND SERIES B COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Elizabeth Markowski and Bernard G. Dvorak, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of Series A and Series B Common Stock of Liberty Global, Inc., held by the undersigned at the Annual Meeting of shareholders to be held on June 19, 2007, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES AND IN ACCORD WITH THE DIRECTORS’ RECOMMENDATIONS ON THE AUDITORS RATIFICATION PROPOSAL. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSONS SET FORTH ABOVE ARE AUTHORIZED, AT THEIR DISCRETION, TO VOTE THE MATTER.

PLEASE SIGN ON THE OTHER SIDE AND RETURN PROMPTLY TO LIBERTY GLOBAL, INC., C/O COMPUTERSHARE, P.O. BOX 43101, PROVIDENCE, RI 02940-0567. IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, OR SIGN AND RETURN A PROXY CARD, OR ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 5:00 p.m., Eastern Time, on June 18, 2007.

THANK YOU FOR VOTING